                                                                REGISTRATION NO.
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SALOMON SMITH BARNEY HOLDINGS INC.                      NEW YORK                        11-2418067
TARGETS TRUST VI                                        DELAWARE                        13-7180832
TARGETS TRUST VII                                       DELAWARE                        13-7235178
TARGETS TRUST VIII                                      DELAWARE                        13-7235179
TARGETS TRUST IX                                        DELAWARE                        13-7235180
TARGETS TRUST X                                         DELAWARE                        13-7235181
TARGETS TRUST XI                                        DELAWARE                        13-7235182
TARGETS TRUST XII                                       DELAWARE                        13-4105722
TARGETS TRUST XIII                                      DELAWARE                        13-4105724
TARGETS TRUST XIV                                       DELAWARE                        13-4105725
TARGETS TRUST XV                                        DELAWARE                        13-4105726
TARGETS TRUST XVI                                       DELAWARE                        13-4105728
TARGETS TRUST XVII                                      DELAWARE                        13-7235205
(EXACT NAME OF REGISTRANT AS                (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
SPECIFIED IN CHARTER)                        INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            JOAN GUGGENHEIMER, ESQ.
                                GENERAL COUNSEL
                       SALOMON SMITH BARNEY HOLDINGS INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

                  KATE MCG. SULLIVAN, ESQ.                                       ALAN L. BELLER, ESQ.
                       CITIGROUP INC.                                     CLEARY, GOTTLIEB, STEEN & HAMILTON
                    153 EAST 53RD STREET                                          ONE LIBERTY PLAZA
                  NEW YORK, NEW YORK 10043                                     NEW YORK, NEW YORK 10006

    Approximate date of commencement of proposed sale to public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Salomon Smith Barney Holdings Inc. and the underwriters in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM                     AMOUNT OF
                SECURITIES TO BE REGISTERED                     AGGREGATE OFFERING PRICE(1)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Targeted Growth Enhanced Terms Securities of the
  Trusts(2).................................................
------------------------------------------------------------------------------------------------------------------------------
Forward Contracts of Salomon Smith Barney Holdings
  Inc.(2)...................................................
------------------------------------------------------------------------------------------------------------------------------
Guarantees of Salomon Smith Barney Holdings Inc. with
  respect to the Targeted Growth Enhanced Terms Securities
  of the Trusts(3)..........................................
------------------------------------------------------------------------------------------------------------------------------
        Totals..............................................           $500,000,000                       $132,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Subject to the Proposed Maximum Aggregate Offering Price, there is being registered hereunder an indeterminate number of Targeted Growth Enhanced Terms Securities ("TARGETS") of TARGETS Trust VI, TARGETS Trust VII, TARGETS Trust VIII, TARGETS Trust IX, TARGETS Trust X, TARGETS Trust XI, TARGETS Trust XII, TARGETS Trust XIII, TARGETS Trust XIV, TARGETS Trust XV, TARGETS Trust XVI and TARGETS Trust XVII (each, a "Trust") and forward contracts of Salomon Smith Barney Holdings Inc. as may from time to time be issued at indeterminate prices. Includes TARGETS which may be purchased by underwriters to cover over-allotments, if any.

(3) Includes the rights of holders of the TARGETS under any guarantees and certain back-up undertakings, comprised of the obligations of Salomon Smith Barney Holdings Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the TARGETS) and such obligations of Salomon Smith Barney Holdings Inc. as set forth in the amended and restated declaration of trust of each Trust and the indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with Salomon Smith Barney Holdings Inc.'s obligations under the forward contracts, the indenture and the amended and restated declarations of trust, will provide a full and unconditional guarantee by Salomon Smith Barney Holdings Inc. of the Trusts' obligations under the TARGETS. No separate consideration will be received for any guarantees or such back-up obligations.
                            ------------------------

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE TARGETS, FORWARD CONTRACTS AND GUARANTEES PREVIOUSLY REGISTERED UNDER REGISTRATION STATEMENT NO. 333-71667 ON FORM S-3. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-71667 ON FORM S-3. THE $32,066,014.05 OF TARGETS, FORWARD CONTRACTS AND GUARANTEES REMAINING UNSOLD FROM REGISTRATION STATEMENT 333-71667 WILL BE COMBINED WITH THE $500,000,000 AGGREGATE AMOUNT OF TARGETS, FORWARD CONTRACTS AND GUARANTEES TO BE REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT TO ENABLE SALOMON SMITH BARNEY HOLDINGS INC. AND THE TRUSTS TO OFFER AN AGGREGATE AMOUNT OF $532,066,014.05 OF TARGETS, FORWARD CONTRACTS AND GUARANTEES.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

------------------------------------------------------------------------------
[Cover Page Background: Salomon Smith Barney trading floor]



                 SUBJECT TO COMPLETION DATED MARCH ____ , 2000




                                                                      PROSPECTUS

                  TARGETS
               TRUST [VI]
_________________________

          TARGETED GROWTH                   With respect to the common stock of
ENHANCED TERMS SECURITIES
             (TARGETS(R))                   Due on
                                            $ _____________ per TARGETS

                                            Guaranteed by
                                            Salomon Smith Barney Holdings Inc.




*  Preferred securities of a trust paying:

   1. Quarterly distributions in the amount of $          (except $          on
                  ), and

   2. A maturity payment based on the market price of the common stock
      of                      .


*  We will apply to list the TARGETS on the                    Exchange
   under the Symbol "   ".



Investing in the TARGETS involves a number of risks. See "Risk Factors" beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the TARGETS or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                                  Per TARGETS        Total
______________________________________________________________________________

Public Offering Price                             $               $
______________________________________________________________________________

Underwriting Discount to be paid by
Salomon Smith Barney Holdings                     $               $
______________________________________________________________________________

Proceeds to TARGETS Trust [VI] before expenses    $               $
______________________________________________________________________________


TARGETS Trust [VI] has granted to Salomon Smith Barney Inc., as underwriter, an option, exercisable for 30 days from the date of this prospectus, to purchase up to additional TARGETS at the public offering price. Salomon Smith Barney
Inc. expects to deliver the TARGETS to purchasers on or about           , 2000.



                              SALOMON SMITH BARNEY
                              --------------------
                          A member of citigroup [LOGO]


          , 2000

 ______________________________________________________________________________

             TARGETS(R) (Targeted Growth Enhanced Terms Securities)
 ______________________________________________________________________________

                                    SUMMARY

     This summary highlights selected information from this prospectus to help
you understand the TARGETS with respect to the common stock of                .
You should carefully read the entire prospectus to fully understand the terms of the TARGETS as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the TARGETS. You should, in particular, carefully review the section entitled "Risk Factors", which highlights a number of risks, to determine whether an investment in the TARGETS is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this prospectus.


General

   TARGETS are preferred securities issued by a trust that offer a potential growth and income investment opportunity. TARGETS provide the growth potential of a particular stock in any given quarter up to an appreciation cap of [20%] subject to automatic resets. Although the growth potential of an investment in the TARGETS is capped, TARGETS investors receive quarterly distributions with a yield greater than the underlying stock's current dividend yield. TARGETS have a term of approximately 3 years.

Selected Purchase Considerations

* Growth Potential -- TARGETS allow you to participate in approximately the first [20]% of appreciation in the price of the stock on which they are based in the period between the issue date and the first quarterly distribution date and in any subsequent quarter during the term of the TARGETS.

* Current Income -- TARGETS pay quarterly distributions with a yield set at a rate that is significantly higher than the dividend yield currently paid by the company on whose stock the TARGETS are based.

* Tax Advantages -- For most investors, a relatively large portion of the TARGETS' quarterly distributions will be considered a tax-free return of principal. In addition, the TARGETS generally will be subject to capital asset treatment upon sale or at maturity. These tax advantages of the TARGETS have the potential effect of producing a higher after-tax return than would be produced by a more conventional income-generating security.

* Exchange Listing -- Although the TARGETS are expected to be "buy and hold" investments, they are listed on a major exchange.

Selected Risk Considerations

   An investment in the TARGETS involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this prospectus. Some are summarized here.

* Your Investment in the TARGETS Will Result in a Loss if the Price of the Common Stock Declines -- Since the maturity payment on the TARGETS will depend on the price of the underlying stock, if the price of underlying stock falls, the maturity payment could be less than your initial investment, even if the price of the underlying stock at some point over the life of the TARGETS exceeds the price of the underlying stock at the time of your initial investment.

* Your Investment in the TARGETS May Result in a Loss even if the Price of the Common Stock Rises -- The maturity payment on the TARGETS is dependent on the compounded value of the periodic capped returns on the common stock for each quarter. If the price of common stock declines in any quarter, the periodic capped return for that quarter will be negative, and the compounded value if the periodic capped returns will decrease. If the price of the common stock declines in enough quarters, or if the decrease in the price of the common stock in any quarter is sufficiently large, the compounded value will be negative. As a result, the amount of any maturity payments may be less than the amount you paid for your TARGETS even if the price of the common stock increases during one or more quarters or the price of the common stock at maturity is equal to, or higher than, the price of the common stock at the time you bought your TARGETS.

* The Appreciation of Your Investment in the TARGETS Will Be Capped -- The TARGETS provide less opportunity for equity appreciation than a direct investment in the common stock because the periodic capped return will operate to limit the portion of any appreciation in the price of the common stock in which you will share to approximately the first [20%] of the increase in the period between the issue date and the first quarterly distribution date and in any subsequent quarter, but will not limit your exposure in any period to any depreciation in the price of the common stock. If the price of the common stock increases by more than [20%] in any such period during the term of the TARGETS, your return on the TARGETS will be less than your return on a similar security that was directly linked to the common stock but was not subject to an appreciation cap.

*  You Have No Rights Against                  even though the Maturity Payment
   on the TARGETS Is Based on the Price of                s' Stock -- The market
   price of the TARGETS at any time will be affected primarily by changes in the price of the underlying stock. The yield on the TARGETS is set at a rate that is higher than the current dividend yield on the underlying stock, but may not remain higher through the term of the TARGETS if
   increases its dividends.                 is not involved in this offering
   and has no obligations relating to the TARGETS.

* You May Not Be Able to Sell Your TARGETS if an Active Trading Market for the TARGETS Does Not Develop -- TARGETS will be listed on a major exchange, but there can be no guarantee of liquidity in the secondary market. Although Salomon Smith Barney Inc. intends to make a market in the TARGETS, it is not obligated to do so.

* The Price at Which you Will Be Able to Sell Your TARGETS Prior to Maturity May Be Substantially Less Than the Amount You Originally Invest -- Due to changes in the price of and the dividend yield on the underlying stock, interest rates, other economic conditions and Salomon Smith Barney Holdings' perceived creditworthiness, the TARGETS may trade at prices below their initial issue price and you could receive substantially less than the amount of your original investment if you sell your TARGETS prior to maturity.

TARGETS TRUST [VI]

     TARGETS Trust [VI] is a recently formed Delaware business trust. Salomon Smith Barney Holdings will own all of the common securities of Trust [VI]. The common securities will comprise at least 3% of Trust [VI]'s capital.

     Trust [VI] will not engage in any activities except:

     - issuing its trust securities, which are limited to         TARGETS and
               common securities,

     - investing approximately   % to   % of the proceeds of the offering in a
       forward contract of Salomon Smith Barney Holdings relating to the common
       stock of                     ,

     - investing approximately   % to   % of the proceeds of the offering in
       stripped self-amortizing U.S. treasury securities, and

     - activities incidental to the above.

     Trust [VI] will not issue any securities except the common securities and the TARGETS.

     Trust [VI] will be managed by trustees elected by Salomon Smith Barney Holdings, as the holder of the common securities. The holders of the TARGETS have no right to elect or remove trustees. Salomon Smith Barney Holdings will pay all costs, expenses, debts and liabilities of Trust [VI], including fees and expenses related to the offering of the TARGETS, but not including payments under the TARGETS.

     The address and telephone number of Trust [VI] are:

        TARGETS Trust [VI]
        c/o Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        (212) 816-6000

THE TARGETS

     The TARGETS are preferred undivided interests in Trust [VI]. The TARGETS
mature on           , but will be subject to acceleration to an accelerated
maturity date upon the occurrence of one of the acceleration events described below. If an acceleration event occurs or Salomon Smith Barney Holdings defaults on its guarantee, holders of the TARGETS will have a preference over holders of the common securities for payments.

     The TARGETS are designed to provide you with a higher yield than the
current dividend yield paid on the common stock of                     while
also providing the opportunity for you to share up to [20%] of any appreciation in the price of the common stock in the period between the issue date and the first quarterly distribution date and in any subsequent quarter during the term of the TARGETS, but will not limit your exposure to any depreciation in the price of the common stock.

QUARTERLY DISTRIBUTIONS

     You will receive cash distributions of $          per quarter on each
TARGETS (except that the quarterly distribution payment payable on
               will be $          per TARGETS), payable on each February 15, May
15, August 15 and November 15, beginning             , 2000.

     Trust [VI] will make quarterly distribution payments out of:

     - payments received on the treasury securities, and

     - any yield enhancement payments received from Salomon Smith Barney Holdings under the forward contract.

     Depending on market conditions at the time of pricing the TARGETS for initial sale to the public, the amount of the yield enhancement payments may be zero or a nominal amount.

     The ability of Trust [VI] to make quarterly distributions on the TARGETS is entirely dependent on receipt by Trust [VI] of payments under the treasury securities and yield enhancement payments, if any, under the forward contact. If Salomon Smith Barney Holdings does not make any yield enhancement payments on the date they are due under the forward contract, it will be allowed to delay making those payments, with interest, until maturity. You should refer to the sections "Risk Factors -- You May Not Receive Yield Enhancement Payments on the Date They Are Due Because They Can Be Deferred" and "Description of the TARGETS -- Quarterly Distributions" in this prospectus.

MATURITY PAYMENT

     At maturity, you will receive for each TARGETS the maturity payment and the final quarterly distribution.

     The maturity payment per TARGETS will equal the sum of (A) the initial principal amount of $ per TARGETS and (B) the stock return payment, which may be positive, zero or negative.

     The stock return payment will equal the product of:

        Initial Principal Amount of $          per TARGETS x Stock Return

     The stock return will equal the compounded value of the periodic capped returns computed in the following manner, and is presented in this prospectus as a percentage:

        Product of (1.00 + the periodic capped return) for each reset date -
        1.00

where the periodic capped return for any reset date (including maturity) will equal the following fraction:

                         Ending Value - Starting Value
                       ---------------------------------
                                 Starting Value

The periodic capped return for any reset date will not in any circumstances be greater than a value to be determined on the date the TARGETS are priced, which value is expected to be [20]%.

     The stock return will be calculated by compounding the product of the periodic capped returns for each of the reset dates occurring on each quarterly distribution date (February 15, May 15, August 15 and November 15, beginning
            , 2000) and on the maturity date. The stock return cannot be more than [791.61]% (a maximum value that represents an increase in the price of the common stock of [20]% in each period).

     The ending value for any reset date other than at maturity will be the closing sale price of the common stock on the relevant reset date, or if that day is not a trading day, the closing sale price of the common stock on the most recent trading day. At maturity, the ending value will be the average daily closing sale price of the common stock for the 10 trading days immediately prior to but not including the date one business day before the maturity date.

     The starting value for the initial reset date will be the closing sale price of the common stock on the date the TARGETS are priced for initial sale to the public. We will disclose the initial starting value to you in the final prospectus delivered to you in connection with sales of the TARGETS. The starting value for each subsequent reset date (including maturity) will equal the ending value on the immediately preceding reset date.

     The periodic capped return is subject to adjustment upon the occurrence of
certain events involving                and its capital structure.

     The stock return payment payable to you at maturity is dependent on the return on the common stock during the period between the issue date and the first reset date and during each subsequent quarter. The stock return payment that you receive on the maturity date may be positive, zero or negative. If the stock return is negative, the maturity payment you receive will be less than the amount of your original investment. If the stock return is zero, the maturity payment you receive will equal the amount of your original investment, and may be zero.

     If the closing sale price of the common stock over the 10-day calculation period prior to maturity is less than the price of the common stock upon issuance of the TARGETS, the maturity payment on each TARGETS will be less than the amount you originally invested. As demonstrated by some of the hypothetical examples provided below, the possibility exists that an investment in the TARGETS will result in a loss even if the closing sale price of the common stock over the 10-day calculation period prior to maturity is greater than the price of the common stock when the TARGETS are issued.

     The TARGETS provide less opportunity for appreciation than a direct investment in the common stock because the periodic capped returns will operate to limit the portion of any appreciation in the price of the common stock in which you will share to the first [20]% of any increase in the price of the common stock between the issue date and the first reset date and in any subsequent quarter, but not limit your exposure to any depreciation in the price of the common stock in any given period.

     The maturity payment with respect to each TARGETS will be paid by Trust [VI] out of the funds received by Trust [VI] from Salomon Smith Barney Holdings under the forward contract. Trust [VI]'s ability to make the maturity payments is entirely dependent upon Trust [VI] receiving payments under the forward contract from Salomon Smith Barney Holdings.

  Maturity Payment -- Hypothetical Examples

     Because the stock return is dependent on the price of the common stock on each reset date and over the 10-day calculation period prior to maturity, and the value of the common stock may be subject to significant variations over the term of the TARGETS, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity. The examples of hypothetical maturity payment calculations that follow are intended to illustrate the effect of general trends in the price of the common stock on the amount payable on the TARGETS at maturity. All of the hypothetical examples assume that the initial price to the public of each TARGETS is $10, that the price of the common stock on the date of issuance is $100, that the periodic capped return cannot exceed 20% and that the maturity date is March 15, 2003.

     EXAMPLE 1:  THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS
                 PRICE AT ISSUANCE AND THE COMMON STOCK APPRECIATED BY APPROXIMATELY 10% (AN AMOUNT LESS THAN THE 20% APPRECIATION
                 CAP) DURING EACH PERIOD THROUGHOUT THE TERM OF THE TARGETS:

                                                                       RESET DATES
                             -----------------------------------------------------------------------------------------------
                             MAY 15,   AUG. 15,   NOV. 15,   FEB. 15,   MAY. 15,   AUG. 15,   NOV. 15,   FEB. 15,   MAY. 15,
                              2000       2000       2000       2001       2001       2001       2001       2002       2002
                             -------   --------   --------   --------   --------   --------   --------   --------   --------
Closing Price of Stock.....  110.00     121.00     133.10     146.41     161.05     177.16     194.87     214.36     235.79
Periodic Capped Return.....      10%        10%        10%        10%        10%        10%        10%        10%        10%

                                      RESET DATES
                             ------------------------------
                             AUG. 15,   NOV. 15,   FEB. 15,
                               2002       2002       2003
                             --------   --------   --------
Closing Price of Stock.....   259.37     285.31     313.84
Periodic Capped Return.....       10%        10%        10%

STOCK RETURN = [(1 + .10) x (1 + .10) x (1 + .10) x (1 + .10) x (1 + .10) x (1 +
 .10) x (1 + .10) x (1 + .10) x (1 + .10) x (1 + .10) x (1 + .10) x (1 + .10)] -
1 = 213.84%

STOCK RETURN PAYMENT = $10.00 x 2.1384 = $21.38

MATURITY PAYMENT = $10.00 + $21.38 = $31.38 PER TARGETS.

     EXAMPLE 2:  THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS
                 PRICE AT ISSUANCE AND THE COMMON STOCK APPRECIATED BY APPROXIMATELY 20% (AN AMOUNT EQUAL TO THE APPRECIATION CAP) DURING EACH PERIOD THROUGHOUT THE TERM OF THE TARGETS:

                                                                     RESET DATES
                       --------------------------------------------------------------------------------------------------------
                       MAY 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,
                         2000       2000        2000        2001        2001        2001        2001        2002        2002
                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Closing Price of
  Stock..............   120.00     144.00      172.80      207.36      248.83      298.60      358.32      429.98      515.98
Periodic Capped
  Return.............       20%        20%         20%         20%         20%         20%         20%         20%         20%

                                  RESET DATES
                       ---------------------------------
                       AUG. 15,    NOV. 15,    FEB. 15,
                         2002        2002        2003
                       ---------   ---------   ---------
Closing Price of
  Stock..............   619.17      743.01      891.61
Periodic Capped
  Return.............       20%         20%         20%

STOCK RETURN = [(1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 +
 .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20)] -
1 = 791.61%, WHICH IS THE MAXIMUM POSSIBLE VALUE FOR THE STOCK RETURN.

STOCK RETURN PAYMENT = $10.00 x 7.9161 = $79.16

MATURITY PAYMENT = $10.00 + $79.16 = $89.16 PER TARGETS, THE MAXIMUM POSSIBLE MATURITY PAYMENT.

     EXAMPLE 3:  THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS
                 PRICE AT ISSUANCE AND THE COMMON STOCK APPRECIATED BY APPROXIMATELY 30% (AN AMOUNT GREATER THAN THE 20% APPRECIATION
                 CAP) DURING EACH PERIOD THROUGHOUT THE TERM OF THE TARGETS:

                                                                     RESET DATES
                       -------------------------------------------------------------------------------------------------------
                       MAY 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,
                         2000       2000        2000        2001        2001        2001        2001        2002        2002
                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
Closing Price of
  Stock..............   130.00     169.00      219.70      285.61      371.29      482.68      627.48      815.73     1060.45
Periodic Capped
  Return.............       20%        20%         20%         20%         20%         20%         20%         20%         20%

                                 RESET DATES
                       --------------------------------
                       AUG. 15,    NOV. 15,   FEB. 15,
                         2002        2002       2003
                       ---------   --------   ---------
Closing Price of
  Stock..............   1378.58    1792.16    2,329.80
Periodic Capped
  Return.............        20%        20%         20%

STOCK RETURN = [(1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 +
 .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20) x (1 + .20)] -
1 = 791.61%, WHICH IS THE MAXIMUM POSSIBLE VALUE FOR THE STOCK RETURN.

STOCK RETURN PAYMENT = $10.00 x 7.9161 = $79.16

MATURITY PAYMENT = $10.00 + $79.16 = $89.16 PER TARGETS, THE MAXIMUM POSSIBLE MATURITY PAYMENT.

     EXAMPLE 4:  THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS
                 PRICE AT ISSUANCE, THE PRICE OF THE COMMON STOCK INCREASED STEADILY THROUGHOUT ALL BUT ONE OF THE RESET PERIODS DURING THE TERM OF THE TARGETS, BUT THERE WAS A DECLINE IN THE PRICE OF THE COMMON STOCK RESULTING IN A PERIODIC CAPPED RETURN BELOW -86.55% ON ONE RESET DATE (IF THIS OCCURS, THE MATURITY PAYMENT WILL ALWAYS BE LESS THAN THE AMOUNT OF YOUR INVESTMENT):

                                                                     RESET DATES
                       --------------------------------------------------------------------------------------------------------
                       MAY 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,
                         2000       2000        2000        2001        2001        2001        2001        2002        2002
                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Closing Price of
  Stock..............   125.00     150.00      200.00      250.00      300.00       30.00       80.00      120.00      200.00
Periodic Capped
  Return.............       20%        20%         20%         20%         20%        -90%         20%         20%         20%

                                  RESET DATES
                       ---------------------------------
                       AUG. 15,    NOV. 15,    FEB. 15,
                         2002        2002        2003
                       ---------   ---------   ---------
Closing Price of
  Stock..............   275.00      375.00      500.00
Periodic Capped
  Return.............       20%         20%         20%

STOCK RETURN = [(1 + .2) x (1 + .2) x (1 + .2) x (1 + .2) x (1 + .2) x (1 - .90)
x (1 + .2) x (1 + .2) x (1 + .2) x (1 + .2) x (1 + .2) x (1 + .2)] - 1 = -25.70%

STOCK RETURN PAYMENT = $10.00 x -.257 = -$2.57

MATURITY PAYMENT = $10.00 - $2.57 = $7.43 PER TARGETS, LESS THAN THE AMOUNT OF YOUR INITIAL INVESTMENT (EVEN THOUGH THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS PRICE AT ISSUANCE).

     The following two examples 5 and 6 show that if the price of the common stock fluctuates over the term of the TARGETS and is greater at maturity than at issuance, the maturity payment on the TARGETS may be less or more than the amount of your initial investment, depending on the size of the increases and decreases in the price of the TARGETS during each quarter.

     EXAMPLE 5:  THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS
                 PRICE AT ISSUANCE, AND THE PRICE OF THE COMMON STOCK FLUCTUATED DURING THE TERM OF THE TARGETS, ENDING BELOW THE INITIAL STARTING VALUE ON MORE THAN ONE RESET DATE:

                                                                     RESET DATES
                       --------------------------------------------------------------------------------------------------------
                       MAY 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,
                         2000       2000        2000        2001        2001        2001        2001        2002        2002
                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Closing Price of
  Stock..............   115.00     132.25      112.41       95.55      109.88      126.36      107.41      91.30       77.60
Periodic Capped
  Return.............       15%        15%        -15%        -15%         15%         15%        -15%       -15%        -15%

                                  RESET DATES
                       ---------------------------------
                       AUG. 15,    NOV. 15,    FEB. 15,
                         2002        2002        2003
                       ---------   ---------   ---------
Closing Price of
  Stock..............   65.96        81.00      105.00
Periodic Capped
  Return.............     -15%          20%         20%

STOCK RETURN = [(1 + .15) x(1 + .15) x (1 - .15) X (1 - .15) x (1 + .15) x (1 +
 .15) x (1 - .15) x (1 - .15) x (1 - .15) x (1 - .15) x (1 + .20) x (1 + .20)] -
1 = -5.01%

STOCK RETURN PAYMENT = $10.00 x -.0501 = -$0.50

MATURITY PAYMENT = $10.00 - $0.50 = $9.50 PER TARGETS, LESS THAN THE AMOUNT OF YOUR INITIAL INVESTMENT (EVEN THOUGH THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS PRICE AT ISSUANCE).

     EXAMPLE 6:  THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS
                 PRICE AT ISSUANCE, AND THE PRICE OF THE COMMON STOCK FLUCTUATED DURING THE TERM OF THE TARGETS, ENDING BELOW THE INITIAL STARTING VALUE ON MORE THAN ONE RESET DATE:

                                                                     RESET DATES
                       --------------------------------------------------------------------------------------------------------
                       MAY 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,
                         2000       2000        2000        2001        2001        2001        2001        2002        2002
                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Closing Price of
  Stock..............   120.00     144.00      122.40      104.04      119.65      137.59      116.95      99.41       84.50
Periodic Capped
  Return.............       20%        20%        -15%        -15%         15%         15%        -15%       -15%        -15%

                                  RESET DATES
                       ---------------------------------
                       AUG. 15,    NOV. 15,    FEB. 15,
                         2002        2002        2003
                       ---------   ---------   ---------
Closing Price of
  Stock..............   71.82        86.19      103.43
Periodic Capped
  Return.............     -15%          20%         20%

STOCK RETURN = [(1 + .20) x (1 + .20) x (1 - .15) x (1 - .15) x (1 + .15) x (1 +
 .15) x (1 - .15) x (1 - .15) x (1 - .15) x (1 - .15) x (1 + .20) x (1 + .20)] -
1 = 3.43%

STOCK RETURN PAYMENT = $10.00 x .0343 = $0.34

MATURITY PAYMENT = $10.00 + $0.34 = $10.34 PER TARGETS, MORE THAN THE AMOUNT OF YOUR INITIAL INVESTMENT.

     EXAMPLE 7:  THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS
                 PRICE AT ISSUANCE, THE PRICE OF THE COMMON STOCK FLUCTUATES DURING THE TERM OF THE TARGETS AND THE FLUCTUATIONS IN EACH RESET PERIOD EXCEED [20%]:

                                                                    RESET DATES
                       -----------------------------------------------------------------------------------------------------
                       MAY 15,    AUG. 15,    NOV. 15,   FEB. 15,    MAY. 15,    AUG. 15,    NOV. 15,   FEB. 15,    MAY. 15,
                         2000       2000        2000       2001        2001        2001        2001       2002        2002
                       --------   ---------   --------   ---------   ---------   ---------   --------   ---------   --------
Closing Price of
  Stock..............   70.00      120.00       80.00     110.00      77.00       129.00       86.00     150.00      107.10
Periodic Capped
  Return.............     -30%         20%      -33.3%        20%       -30%          20%      -33.3%        20%      -28.6%

                                 RESET DATES
                       --------------------------------
                       AUG. 15,    NOV. 15,   FEB. 15,
                         2002        2002       2003
                       ---------   --------   ---------
Closing Price of
  Stock..............   200.00      142.80     195.00
Periodic Capped
  Return.............       20%      -28.6%        20%

STOCK RETURN = [(1 - .30) x (1 + .2) x (1 - .333) x (1 + .2) x (1 - .30) x (1 +
 .2) x (1 - .333) x (1 + .2) x (1 - .286) x (1 + .2) x (1 - .286) x (1 + .2)] - 1
= -66.81%

STOCK RETURN PAYMENT = $10.00 x -.6681 = -$6.68

MATURITY PAYMENT = $10.00 - $6.68 = $3.32 PER TARGETS, LESS THAN THE AMOUNT OF YOUR INITIAL INVESTMENT (EVEN THOUGH THE PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS PRICE AT ISSUANCE).

     EXAMPLE 8:  THE PRICE OF THE COMMON STOCK AT MATURITY IS LESS THAN ITS
                 PRICE AT ISSUANCE:

                                                                     RESET DATES
                       --------------------------------------------------------------------------------------------------------
                       MAY 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,    AUG. 15,    NOV. 15,    FEB. 15,    MAY. 15,
                         2000       2000        2000        2001        2001        2001        2001        2002        2002
                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Closing Price of
  Stock..............   115.00     132.25      112.41      129.27      109.88      93.40       107.41      123.52      142.05
Periodic Capped
  Return.............       15%        15%        -15%         15%        -15%       -15%          15%         15%         15%

                                  RESET DATES
                       ---------------------------------
                       AUG. 15,    NOV. 15,    FEB. 15,
                         2002        2002        2003
                       ---------   ---------   ---------
Closing Price of
  Stock..............   120.74      96.59       85.00
Periodic Capped
  Return.............      -15%       -20%        -12%

STOCK RETURN = [(1 + .15) x (1 + .15) x (1 - .15) x (1 + .15) x (1 - .15) x (1 -
 .15) x (1 + .15) x (1 + .15) x (1 + .15) x (1 - .15) x (1 - .20) x (1 - .12)] -
1 = -15%


STOCK RETURN PAYMENT = $10.00 x -.15 = -$1.50

MATURITY PAYMENT = $10.00 - $1.50 = $8.50 PER TARGETS, LESS THAN THE AMOUNT OF YOUR INITIAL INVESTMENT.

ACCELERATION OF MATURITY

     If one of the acceleration events described below occurs, the treasury securities will be sold and Trust [VI] will be liquidated. You will receive for each TARGETS the accelerated maturity payment and a pro rata portion of the proceeds of the sale of the treasury securities, plus any accrued and unpaid yield enhancement payments.

     The accelerated maturity payment per TARGETS will be calculated in the same manner as the maturity payment and as though the date on which the acceleration event occurred were the maturity date.

     You will receive payment before holders of the common securities if an acceleration event occurs or Salomon Smith Barney Holdings defaults on any of its obligations under its guarantee.

     Any of the following will constitute an acceleration event:

     - the occurrence of certain adverse tax consequences to Trust [VI],

     - the classification of Trust [VI] as an "investment company" under the Investment Company Act, or

     - the initiation of bankruptcy proceedings regarding Salomon Smith Barney Holdings.

TARGETS PAYMENTS GUARANTEE

     Salomon Smith Barney Holdings has guaranteed that if a payment on the forward contract or the treasury securities is made to Trust [VI] but, for any reason, Trust [VI] does not make the corresponding payment to you, then Salomon Smith Barney Holdings will make the payment directly to you. You should refer to the section "Description of the Guarantee" in this prospectus.

VOTING RIGHTS

     You will have limited voting rights with respect to Trust [VI] and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Salomon Smith Barney Holdings, as the holder of the common securities. You will, however, have the right to direct The Chase Manhattan Bank, as trustee of Trust [VI] and as holder of the forward contract and the treasury securities, to exercise its rights as trustee and to direct the time, method and place of any proceeding for any remedy available to the trustee.

     You will have no voting rights and no ownership interest in any common
stock of                .

HISTORICAL PERFORMANCE OF THE COMMON STOCK

     We have provided a table showing the high and low sales prices for the
common stock of                               for each quarter since the first
quarter of 1995. You can find this table in the section "Historical Data on the Common Stock" in this prospectus. We have provided this historical information to help you evaluate the behavior of the common stock in recent years. However, past performance is not necessarily indicative of how the common stock will perform in the future. You should also refer to the section "Risk Factors -- You
Have No Rights Against                Even Though the Maturity Payment on the
TARGETS is Based on the Price of                Stock" in this prospectus.

     The TARGETS are obligations of Trust [VI] and, to the extent of the guarantee, of Salomon Smith Barney Holdings. Even though the maturity payment
will reflect the market price of the common stock of                at maturity,
               has no obligations under the TARGETS or Salomon Smith Barney Holdings' guarantee.

THE FORWARD CONTRACT

     The forward contract will be issued under an indenture between Salomon Smith Barney Holdings and The Chase Manhattan Bank, as trustee. Salomon Smith Barney Holdings conducts other business with The Chase Manhattan Bank.

     Trust [VI] will purchase the forward contract from Salomon Smith Barney Holdings on the date the TARGETS are issued. Under the forward contract, Salomon Smith Barney Holdings will be required to pay to Trust [VI] the total maturity payments, or the total accelerated maturity payments, and any yield enhancement payments. The forward contract is a prepaid "cash-settled" forward contract under which Salomon Smith Barney Holdings will settle its obligations in cash rather than in securities. The proceeds from the sale of the forward contract will be used by Salomon Smith Barney Holdings for general corporate purposes. You should refer to the sections in this prospectus "Use of Proceeds and Hedging Activities", "Description of the Forward Contract" and "Risk Factors -- Because Purchases and Sales by Affiliates of Salomon Smith Barney Holdings May Reduce the Price of the Common Stock, Your Maturity Payment or the Price You Receive if You Sell Your TARGETS May Be Reduced".

U.S. FEDERAL INCOME TAXES

     If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on only a portion of each quarterly cash distribution you receive from Trust [VI], which will be ordinary income. The remaining portion of each quarterly cash distribution that you receive from Trust [VI] will be treated as a tax-free return of your investment in the TARGETS and will reduce your tax basis in them. If you hold your TARGETS until they mature or if you sell your TARGETS, you will have a capital gain or loss equal to the difference between your tax basis in the TARGETS and the cash you receive. You should refer to the section "United States Federal Income Tax Considerations" in this prospectus.

THE ROLE OF SALOMON SMITH BARNEY HOLDINGS' SUBSIDIARY, SALOMON SMITH BARNEY INC.

     Salomon Smith Barney Holdings' subsidiary, Salomon Smith Barney Inc., is the underwriter for the offering and sale of the TARGETS. After the initial offering, Salomon Smith Barney Inc. and/or other broker-dealer affiliates of Salomon Smith Barney Holdings intend to buy and sell TARGETS to create a secondary market for holders of the TARGETS, and may engage in other activities described in "Underwriting". However, neither Salomon Smith Barney Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue them once it has started.

SALOMON SMITH BARNEY HOLDINGS

     Salomon Smith Barney Holdings Inc. is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. Salomon Smith Barney Holdings is a subsidiary of Citigroup Inc., a diversified financial services holding company.

     Salomon Smith Barney Holdings' ratios of earnings to fixed charges (Salomon Smith Barney Holdings has no outstanding preferred stock) since 1995 are as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                              1999    1998    1997    1996    1995
                                                              ----    ----    ----    ----    ----
Ratio of earnings to fixed charges..........................  1.46    1.11    1.17    1.37    1.20

ERISA

     It is our view that employee benefit plans subject to ERISA and individual retirement accounts, Keogh plans and other similar plans can, generally, purchase TARGETS. However, each plan and account should consider whether the purchase of TARGETS is prudent and consistent with the documents governing the plan or account. The fiduciary rules governing plans and accounts are complex and individual considerations may apply to a particular plan or account. Accordingly, any fiduciary of any plan or account should consult with its legal advisers to determine whether the purchase of TARGETS is permissible under the fiduciary rules. Each employee benefit plan subject to the fiduciary responsibility provisions of ERISA and each individual retirement account, Keogh plan and other similar plan will be deemed to have made certain representations concerning its purchase or other acquisition of TARGETS. You should refer to the section "ERISA Considerations" in this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information contained in this prospectus before investing in the TARGETS. Hypothetical examples illustrating certain of the risks described in each of the first four risk factors can be found above in the section "Maturity Payment -- Hypothetical Examples".

YOUR INVESTMENT IN THE TARGETS WILL RESULT IN A LOSS IF THE PRICE OF THE COMMON STOCK DECLINES

     The amount that you receive at maturity will depend on the price of the common stock on each reset date and over the 10-day calculation period prior to maturity. The amount of the maturity payment may be less than the amount you paid for your TARGETS, except to the extent of any quarterly distributions. For example, if the price of the common stock over the 10-day calculation period prior to maturity is less than the price of the common stock at the time the TARGETS are issued (even if the price of the common stock had been greater than that value at some time during the term of the TARGETS), the maturity payment for each TARGETS will be less than the initial offering amount of each TARGETS, in which case your investment in the TARGETS will result in a loss, except to the extent of any quarterly distributions. If the value of the stock return is zero on the final scheduled distribution date, you will receive only the
principal amount per TARGETS. If                becomes insolvent or bankrupt,
an investment in the TARGETS could result in a loss of the amount invested, except to the extent of any quarterly distributions.

YOUR INVESTMENT IN THE TARGETS MAY RESULT IN A LOSS EVEN IF THE PRICE OF THE COMMON STOCK RISES

     If the price of the common stock declines during the period between the issue date and the first quarterly distribution date or in any subsequent quarter during the term of the TARGETS, the value of the periodic capped return for that period will be negative. Because the amount of the payment to you at maturity is based on the compounded value of the periodic capped return for the period between the issue date and the first quarterly distribution date and in each subsequent quarter during the term of the TARGETS, the likelihood that the value of the stock return will be negative increases as the number of periodic capped returns with negative values increases and as the size of the decline in the price of the common stock in any period increases. As demonstrated by some of the hypothetical examples in the section "Payment at Maturity" above, the maturity payment may be less than the amount of your investment even if the price of the common stock has increased during one or more quarters during the term of the TARGETS or if the price of the common stock as of the maturity date is greater than its price at issuance. In fact, if the common stock declines in any single period by [86.55]% or more, the maturity payment amount will be less than the amount of your investment, even if the price of the common stock increases in every other period.

THE APPRECIATION OF YOUR INVESTMENT IN THE TARGETS WILL BE CAPPED

     The TARGETS provide less opportunity for equity appreciation than a direct investment in the common stock because the periodic capped return will operate to limit the portion of any appreciation in the price of the common stock in which you will share to approximately the first [20]% of the increase in the period between the issue date and the first quarterly distribution date and in any subsequent quarter, but will not limit your exposure in any period to any depreciation in the price of the common stock. If the price of the common stock increases by more than [20]% in any such period during the term of the TARGETS, your return on the TARGETS will be less than your return on a similar security that was directly linked to the common stock but was not subject to a cap on appreciation.

YOU HAVE NO RIGHTS AGAINST                               EVEN THOUGH THE
MATURITY PAYMENT ON THE TARGETS IS BASED ON THE PRICE OF
                              COMMON STOCK

     The historical common stock price is not an indicator of the future performance of the common stock during the term of the TARGETS. Changes in the price of the common stock will affect the trading price of the TARGETS, but it is impossible to predict whether the price of the common stock will rise or fall.

     The yield on the TARGETS is higher than the current dividend yield on the common stock. However, it may not remain higher through the term of the TARGETS
if                               increases its dividends. In addition, you will
not receive dividends or other distributions paid on the common stock.

                                   is not in any way involved with this offering
and has no obligations relating to the TARGETS or holders of the TARGETS. In addition, you will have no voting rights with respect to the common stock of
                              .

                                   is currently subject to SEC reporting
requirements, and distributes reports, proxy statements and other information to
its stockholders. In the event that                               ceases to be
subject to these reporting requirements, pricing information for the TARGETS may be more difficult to obtain and the value, trading price and liquidity of the common stock and the TARGETS may be reduced.

THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR TARGETS PRIOR TO MATURITY MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST

     We believe that the trading value of the TARGETS will depend on the price of the common stock and on a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the TARGETS prior to maturity may be substantially less than the amount you originally invest if the value of the common stock at that time is less than the price of the common stock when the TARGETS are purchased. The following paragraphs describe what we expect to be the impact on the market value of the TARGETS of a change in a specific factor, assuming all other conditions remain constant.

     Common Stock Price. We expect that the market value of the TARGETS will depend substantially on the amount, if any, by which the common stock price changes from the price of the common stock when the TARGETS are issued. If you choose to sell your TARGETS when the common stock price exceeds the common stock price at the time the TARGETS were issued, you may receive substantially less than the amount that would be payable at maturity based on that common stock price because of expectations that the common stock will continue to fluctuate until the maturity payment is determined. Increases in the price of the common stock above the [20]% cap on quarterly appreciation may not be reflected in the trading price of the TARGETS. If you choose to sell your TARGETS when the common stock price is below the common stock price at the time the TARGETS were issued, you can expect to receive less than the amount you originally invested, except to the extent of any quarterly distributions. Because of the cap on quarterly appreciation, the price at which you will be able to sell your TARGETS prior to maturity may be substantially less than the amount originally invested, even if the price of the common stock when you sell your TARGETS is equal to, or higher than, the price of the common stock at the time you bought your TARGETS.

     Trading prices of the common stock will be influenced by
                              's results of operations and by complex and
interrelated political, economic, financial and other factors that can affect
the capital markets generally,                               's market segment
and the stock exchange on which the common stock is traded. Salomon Smith Barney Holdings' hedging activities in the common stock of its obligations under the forward contract, the issuance of securities similar to the TARGETS and other trading activities by Salomon Smith Barney Holdings, its affiliates and other market participants can affect the price of the common stock.

     Interest Rates. Because the TARGETS pay quarterly distributions, we expect that the trading value of the TARGETS will be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the TARGETS may decrease. If U.S. interest rates decrease, the trading value of the TARGETS may increase. Interest rates may also affect the U.S. economy and, in turn, the price of the common stock, which, for the reasons discussed above, would affect the value of the TARGETS. Rising U.S. interest rates may result in a lower common stock price and, thus, a lower value of the TARGETS. Falling U.S. interest rates may result in a higher common stock price and, thus, a higher value of the TARGETS.

     Dividend Yields. If the dividend yield on the common stock increases, we expect that the value of the TARGETS may decrease, since the TARGETS do not incorporate the value of such payments. Conversely, if the dividend yield on the common stock decreases, the value of the TARGETS may increase.

     Salomon Smith Barney Holdings' Credit Ratings, Financial Condition and Results. Actual or anticipated changes in Salomon Smith Barney Holdings' credit ratings, financial condition or results may affect the market value of the TARGETS.

     Economic Conditions and Earnings Performance of                .  General
economic conditions and the earnings results of                and real or
anticipated changes in such conditions or results may affect the market value of the TARGETS.

     The impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the TARGETS attributable to another factor, such as an increase in the price of the common stock.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the TARGETS of a given change in most of the factors listed above will be less if it occurs later in the term of the TARGETS than if it occurs earlier in the term of the TARGETS, except that we expect that the effect on the trading value of the TARGETS of a given increase in the price of the common stock will be greater if it occurs later in the term of the TARGETS than if it occurs earlier in the term of the TARGETS.

BECAUSE THE MATURITY OF THE TARGETS CAN BE ACCELERATED, THE TRADING PRICE OF THE TARGETS MAY BE LESS THAN YOU WOULD OTHERWISE EXPECT

     If an acceleration event occurs, the maturity of the TARGETS will be accelerated and you will receive with respect to each TARGETS the accelerated maturity payment and a pro rata portion of the proceeds of the sale of the treasury securities. Because the amount that would be payable on the accelerated maturity date is uncertain, since it would depend on when an acceleration event occurs, the trading price of the TARGETS may be less than what you would otherwise expect based on the price of the common stock and the level of interest rates at a particular time.

YOU MAY NOT RECEIVE YIELD ENHANCEMENT PAYMENTS ON THE DATE THEY ARE DUE BECAUSE THEY CAN BE DEFERRED

     The failure by Salomon Smith Barney Holdings to make any yield enhancement payments on the date they are due will not constitute an acceleration event. Salomon Smith Barney Holdings will be allowed under the forward contract to delay making any unpaid yield enhancement payments until the maturity date or the accelerated maturity date.

YOU WILL HAVE LIMITED VOTING RIGHTS WITH RESPECT TO TRUST [VI] AND THE TRUSTEES

     You will have limited voting rights with respect to Trust [VI] and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Salomon Smith Barney Holdings, as the holder of the common securities of Trust [VI]. You should refer to the section "Description of the TARGETS -- Voting Rights" in this prospectus.

THE MATURITY PAYMENT ON THE TARGETS MAY BE REDUCED IF THE COMMON STOCK IS DILUTED BECAUSE THE MATURITY PAYMENT WILL NOT BE ADJUSTED FOR ALL EVENTS THAT DILUTE THE COMMON STOCK

     The maturity payment and accelerated maturity payment are subject to adjustment for a number of events arising from stock splits and combinations,
stock dividends, a number of other actions of                that modify its
capital structure and a number of other transactions involving                ,
as well as for a liquidation, dissolution or winding up of                . You
should refer to the section "Description of the TARGETS -- Dilution Adjustments". The maturity payment and accelerated maturity payment will not be adjusted for other events that may adversely affect the price of the common stock, such as offerings of common stock for cash or in connection with acquisitions. Because of the relationship of the maturity payment and accelerated maturity payment to the price of the common stock, such other events may reduce the maturity payment on the TARGETS.

IF THE INTERNAL REVENUE SERVICE ASSERTS THAT OUR TAX CHARACTERIZATION OF THE TARGETS IS INCORRECT, YOU MAY BE REQUIRED TO PAY TAXES ON INCOME BEFORE YOU ACTUALLY RECEIVE IT OR AT A HIGHER RATE THAN YOU WOULD OTHERWISE EXPECT

     No statutory, judicial or administrative authority directly addresses the characterization of the TARGETS or instruments similar to the TARGETS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the TARGETS are not certain. There is no ruling from the Internal Revenue Service with respect to the TARGETS and the Internal Revenue Service may not agree with the conclusions expressed under the section "United States Federal Income Tax Considerations" in this prospectus.

YOU MAY NOT BE ABLE TO SELL YOUR TARGETS IF AN ACTIVE TRADING MARKET FOR THE TARGETS DOES NOT DEVELOP

     We will apply to list the TARGETS on the                               .
However, there may not be a secondary market in the TARGETS and, if there is a secondary market, it may not be liquid. If the secondary market for the TARGETS is limited, there may be few buyers should you choose to sell your TARGETS prior to maturity. This may affect the price you receive.

     In addition, any market that develops for the TARGETS may influence and is likely to be influenced by the market for the common stock. For example, the price of the common stock could be affected by (i) sales of common stock by investors who view the TARGETS as a more attractive means of equity
participation in                               and (ii) hedging or arbitrage
trading activity that may develop involving the TARGETS and the common stock.

BECAUSE PURCHASES AND SALES BY AFFILIATES OF SALOMON SMITH BARNEY HOLDINGS MAY REDUCE THE PRICE OF THE COMMON STOCK, YOUR MATURITY PAYMENT OR THE PRICE YOU RECEIVE IF YOU SELL YOUR TARGETS MAY BE REDUCED

     Salomon Smith Barney Holdings' affiliates, including Salomon Smith Barney Inc., may from time to time buy or sell the common stock or derivative instruments relating to the common stock for their own accounts in connection with their normal business practices or in connection with hedging Salomon Smith Barney Holdings' obligations under the forward contract. These transactions could affect the price of the common stock. You should refer to the section "Use of Proceeds and Hedging Activities" in this prospectus.

     Salomon Smith Barney Inc. or an affiliate may enter into a swap agreement with one of Salomon Smith Barney Holdings' other affiliates in connection with the sale of the TARGETS and may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

THE PAYMENTS YOU RECEIVE ON THE TARGETS WILL LIKELY BE DELAYED OR REDUCED IN THE EVENT OF A BANKRUPTCY OF SALOMON SMITH BARNEY HOLDINGS

     Although the TARGETS are securities of Trust [VI], the ability of Trust [VI] to make payments under the TARGETS depends upon its receipt from Salomon Smith Barney Holdings under the forward contract of (i) the total maturity payments or total accelerated maturity payments and (ii) any yield enhancement payments. The ability of Salomon Smith Barney Holdings to meet its obligations under the forward contract and, in turn, the ability of Trust [VI] to meet its obligations under the TARGETS, therefore depends on the solvency and creditworthiness of Salomon Smith Barney Holdings. In the event of a bankruptcy of Salomon Smith Barney Holdings, any recovery by the holders of TARGETS will likely be substantially delayed and may be less than each holder's pro rata portion of the forward contract.

                             AVAILABLE INFORMATION

     Salomon Smith Barney Holdings files annual, quarterly and special reports, proxy statements and other information (File No. 1-4346) with the SEC. You may read and copy any document Salomon Smith Barney Holdings files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Salomon Smith Barney Holdings' SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     Separate financial statements of Trust [VI] have not been included in this prospectus. Salomon Smith Barney Holdings does not believe that these financial statements would be material to you because

     - Salomon Smith Barney Holdings, an SEC reporting company, owns all the voting securities of Trust [VI],

     - Trust [VI] has no independent operations,

     - Salomon Smith Barney Holdings is the obligor under the forward contract, and

     - Salomon Smith Barney Holdings has fully and unconditionally guaranteed Trust [VI]'s obligations under the TARGETS to the extent that Trust [VI] has funds available to meet its obligations.

     In its future filings under the Securities Exchange Act of 1934, a footnote to Salomon Smith Barney Holdings' annual financial statements will state

     - that Trust [VI] is consolidated with Salomon Smith Barney Holdings,

     - that the sole assets of Trust [VI] are the forward contract and the treasury securities, and

     - that the guarantee, when taken together with the forward contract, the related indenture, the declaration of trust of Trust [VI] and Salomon Smith Barney Holdings' obligations to pay all fees and expenses of Trust [VI], constitutes a full and unconditional guarantee by Salomon Smith Barney Holdings of Trust [VI]'s obligations under the TARGETS.

     Salomon Smith Barney Holdings and Trust [VI] have filed with the SEC a
registration statement (No. 333-       ) which contains additional information
not included in this prospectus. A copy of the registration statement can be obtained from the SEC as described above or from Salomon Smith Barney Holdings.

     The SEC allows Salomon Smith Barney Holdings to "incorporate by reference" the information it files, which means that Salomon Smith Barney Holdings can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents filed by Salomon Smith Barney Holdings listed below and any future filings made by Salomon Smith Barney Holdings with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until the later of the completion of the offering of the TARGETS and the cessation of market making activities in the TARGETS by Salomon Smith Barney Inc. and its broker-dealer affiliates:

        - Annual Report on Form 10-K for the year ended December 31, 1999, and

        - Current Report on Form 8-K filed on January 18, 2000.

     You may request a copy of these filings, at no cost, by writing or telephoning Salomon Smith Barney Holdings at the following address:

        Treasurer
        Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        212-816-6000

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                         SALOMON SMITH BARNEY HOLDINGS

     Salomon Smith Barney Holdings operates through its subsidiaries in two business segments, Investment Services and Asset Management. Salomon Smith Barney Holdings provides investment banking, securities and commodities trading, capital raising, asset management, advisory, research and brokerage services to its customers, other financial services and executes proprietary trading strategies on its own behalf. As used in this section, unless the context otherwise requires, Salomon Smith Barney Holdings refers to Salomon Smith Barney Holdings Inc. and its consolidated subsidiaries.

     Citigroup Inc., Salomon Smith Barney Holdings' parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. Citigroup Inc.'s activities are conducted through Global Consumer, Global Corporate and Investment Bank, Asset Management, and Investment Activities.

     Salomon Smith Barney Holdings is a global, full-service investment banking and securities brokerage firm. Salomon Smith Barney Holdings provides a full range of financial advisory, research and capital raising services to corporations, governments and individuals. The firm's 11,300 Financial Consultants, located in approximately 475 offices across the United States, service approximately 6.6 million client accounts, representing approximately $965 billion in assets.

     Salomon Smith Barney Holdings' global investment banking services encompass a full range of capital market activities, including the underwriting and distribution of debt and equity securities for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. Salomon Smith Barney Holdings frequently acts as an underwriter or private placement agent in corporate and public securities offerings and provides alternative financing options. It also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, divestitures, leveraged buyouts, financial restructurings and a variety of cross-border transactions.

     The Private Client Division provides investment advice and financial planning and brokerage services for almost six million client accounts, primarily through the network of Salomon Smith Barney Financial Consultants.

     The Asset Management segment is comprised of two primary asset management business platforms: Salomon Brothers Asset Management and the Smith Barney Asset Management division of Salomon Smith Barney Inc. These companies offer a broad range of asset management products and services from global investment centers, including mutual funds, closed-end funds, managed accounts and unit investment trusts.

     The principal offices of Salomon Smith Barney Holdings are located at 388 Greenwich Street, New York, New York 10013, telephone number (212) 816-6000. Salomon Smith Barney Holdings was incorporated in New York in 1977.

                     USE OF PROCEEDS AND HEDGING ACTIVITIES

     Trust [VI] will use approximately      % of the total proceeds from the
sale of the TARGETS and the common securities to buy the forward contract from
Salomon Smith Barney Holdings, and approximately      % of the proceeds to buy
the treasury securities. Salomon Smith Barney Holdings will use a portion of the net proceeds from the sale of the forward contract for general corporate purposes, which may include capital contributions to subsidiaries of Salomon Smith Barney Holdings and/or the reduction or refinancing of borrowings of Salomon Smith Barney Holdings or its subsidiaries. In order to fund its business, Salomon Smith Barney Holdings expects to incur additional debt in the future. To the extent that any TARGETS the underwriter is purchasing for resale are not sold, the aggregate proceeds to Salomon Smith Barney Holdings and its subsidiaries would be reduced. Salomon Smith Barney Holdings or an affiliate may enter into a swap agreement with one of Salomon Smith Barney Holdings' affiliates in connection with the sale of the TARGETS and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     Salomon Smith Barney Holdings or one or more of its subsidiaries will use the remainder of the net proceeds from the sale of the forward contract for hedging activities related to Salomon Smith Barney Holdings' obligations under the forward contract. On or prior to the closing date of the TARGETS offering, Salomon Smith Barney Holdings, directly or through its subsidiaries, will hedge its anticipated exposure under the forward contract by the purchase or sale of
common stock of                or options, futures contracts, forward contracts
or swaps or options on the foregoing, or other derivative or synthetic instruments related to, the common stock.

     From time to time after the initial sale of the TARGETS and prior to the maturity date or accelerated maturity date, depending on market conditions, including the price of the common stock, Salomon Smith Barney Holdings expects that it or its subsidiaries will increase or decrease their initial hedge positions through various transactions and may purchase or sell common stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to the common stock. In addition, Salomon Smith Barney Holdings and its subsidiaries may purchase or sell TARGETS from time to time. Salomon Smith Barney Holdings or its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future.

     To the extent that Salomon Smith Barney Holdings or its subsidiaries have a long or short hedge position in the common stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to the common stock, they may liquidate all or a portion of their holdings close to maturity of the forward contract and the TARGETS. Depending on, among other things, future market conditions, the aggregate amount and composition of those positions are likely to vary over time. Profits or losses from any of those positions cannot be determined until the position is closed out and any offsetting position or positions are taken into account. Although Salomon Smith Barney Holdings has no reason to believe that this hedging activity will have a material effect on the price of the TARGETS or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments, or on the value of the common stock, the hedging activities of Salomon Smith Barney Holdings and its subsidiaries may affect those prices or value.

                           ISSUER OF THE COMMON STOCK

     According to publicly available documents,             ("       ") is
[brief description of issuer of common stock].        is currently subject to
the informational requirements of the Securities Exchange Act. Accordingly, files reports (including its Annual Report on Form 10-K for the fiscal
year ended        and its Quarterly Report on Form 10-Q for the fiscal quarter
ended        ), proxy statements and other information with the SEC. Copies of
       's registration statements, reports, proxy statements and other information may be inspected and copied at offices of the SEC at the addresses listed above under "Available Information".

            is not affiliated with Trust [VI], will not receive any of the proceeds from the sale of the TARGETS and will have no obligations with respect to the TARGETS, the treasury securities or the forward contract. This prospectus
relates only to the TARGETS offered hereby and does not relate to        or the
common stock.

                      HISTORICAL DATA ON THE COMMON STOCK

     The common stock is quoted on the             under the symbol "       ".
The following table sets forth, for each of the quarterly periods indicated, the high and low sales price for the common stock, as reported on the and adjusted to reflect stock splits and stock dividends, and the cash dividends per share of common stock.

                                                                                      DIVIDEND
                                                                                      DECLARED
                                                                HIGH        LOW       PER SHARE
                                                                ----        ---       ---------
1995
Quarter
  First.....................................................  $           $
  Second....................................................
  Third.....................................................
  Fourth....................................................
1996
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
1997
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
1998
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
1999
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
2000
Quarter
  First (through          , 2000)...........................

     The closing price of the common stock on           , 2000 was        .

     According to                Quarterly Report on Form 10-Q for the fiscal
quarter ended                , as of                , there were
shares of common stock outstanding.

     Holders of TARGETS will not be entitled to any rights with respect to the common stock (including, without limitation, voting rights or rights to receive dividends or other distributions in respect thereof).

                               TARGETS TRUST [VI]

     Trust [VI] is a statutory business trust formed under Delaware law pursuant to a declaration of trust executed by Salomon Smith Barney Holdings, as sponsor, and the trustees of TARGETS Trust [VI] (as described below), and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939. Upon issuance of the TARGETS, the purchasers thereof will own all the TARGETS. Salomon Smith Barney Holdings will directly or indirectly acquire all of the common securities in an aggregate amount equal to 3% or more of the total capital of Trust [VI].

     Trust [VI] will use all the proceeds derived from the issuance of the TARGETS and the common securities to purchase the forward contract and treasury securities and, accordingly, the assets of Trust [VI] will consist solely of the forward contract and treasury securities. Of the total proceeds from the sale of
the trust securities, approximately      % to      % will be invested by Trust
[VI] in the forward contract and approximately      % to      % will be invested
by Trust [VI] in the treasury securities. Trust [VI] exists for the exclusive purposes of

     - issuing its trust securities representing undivided beneficial interests in the assets of Trust [VI],

     - investing the gross proceeds of its trust securities in the forward contract and the treasury securities, and

     - engaging only in activities incidental to the above.

     Trust [VI]'s business and affairs are conducted by its trustees, each appointed by Salomon Smith Barney Holdings as holder of the common securities. Pursuant to the declaration, the number of trustees of Trust [VI] will be five:

     - The Chase Manhattan Bank, a New York banking corporation that is unaffiliated with Salomon Smith Barney Holdings, as the institutional trustee,

     - Chase Manhattan Bank Delaware, a Delaware state banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee, and

     - three individual trustees who are employees or officers of, or who are affiliated with, Salomon Smith Barney Holdings. Initially the individual trustees will be Michael J. Day, Charles W. Scharf and Mark I. Kleinman, each of whom is an officer of Salomon Smith Barney Holdings.

     The institutional trustee will act as the sole indenture trustee under the declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the common securities. The Chase Manhattan Bank will also act as indenture trustee under each of the forward contract, and the guarantee that Salomon Smith Barney Holdings will execute and deliver for the benefit of the holders of TARGETS.

     The institutional trustee will hold title to the forward contract for the benefit of the holders of Trust [VI]'s trust securities and, in its capacity as the holder, the institutional trustee will have the power to exercise all rights, powers and privileges under the indenture pursuant to which the forward contract is issued. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the forward contract and the treasury securities for the benefit of the holders of Trust [VI]'s trust securities. The institutional trustee will make payments of distributions and payments on liquidation and otherwise to the holders of the trust securities out of funds from the segregated bank account.

     The indenture trustee will act as trustee for the forward contract under the indenture for purposes of compliance with the provisions of the Trust Indenture Act.

     The guarantee trustee will hold the guarantee for the benefit of the holders of the TARGETS. Salomon Smith Barney Holdings, as direct or indirect holder of all the common securities, will have the right, subject to certain restrictions contained in the declaration, to appoint, remove or replace any trustees and to increase or decrease the number of trustees. Salomon Smith Barney Holdings will pay all fees and expenses related to Trust [VI] and the offering of Trust [VI]'s trust securities.

     The rights of the holders of the TARGETS, including economic rights, rights to information and voting rights, are set forth in the declaration, the Delaware Business Trust Act and the Trust Indenture Act.

     The location of the principal executive office of Trust [VI] is c/o Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000.

                           DESCRIPTION OF THE TARGETS

     The TARGETS will be issued pursuant to the terms of the amended and restated declaration of trust. The amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, The Chase Manhattan Bank, will act as the institutional trustee for the TARGETS under the amended and restated declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the TARGETS will include those stated in the amended and restated declaration of trust and those made part of the amended and restated declaration of trust by the Trust Indenture Act. Pursuant to the amended and restated declaration of trust, every holder of TARGETS will be deemed to have expressly assented and agreed to the terms of, and will be bound by, the amended and restated declaration of trust. The following is a summary of the terms and provisions of the TARGETS. This summary does not describe all of the terms and provisions of the amended and restated declaration of trust and the guarantee. You should read the forms of these documents, which are filed as exhibits to the Registration Statement.

GENERAL

     The amended and restated declaration of trust authorizes the individual trustees to issue the trust securities on behalf of Trust [VI]. The trust securities represent undivided beneficial interests in the assets of Trust [VI]. All of the common securities of Trust [VI] will be owned, directly or indirectly, by Salomon Smith Barney Holdings. The common securities rank pari passu with the TARGETS and payments will be made on the common securities on a pro rata basis with the TARGETS, except that upon the occurrence of an acceleration event, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the TARGETS. The declaration does not permit the issuance by Trust [VI] of any securities other than its trust securities or the incurrence of any debt by Trust [VI]. Pursuant to the declaration, the institutional trustee will hold title to the forward contract and the treasury securities for the benefit of the holders of the trust securities. The payment of distributions out of money held by Trust [VI] and payments upon maturity of the TARGETS out of money held by Trust [VI] are guaranteed by Salomon Smith Barney Holdings to the extent described under "Description of the Guarantee". The guarantee will be held by The Chase Manhattan Bank, the guarantee trustee, for the benefit of the holders of the TARGETS. The guarantee does not cover payment of distributions when Trust [VI] does not have sufficient available funds to pay such distributions. In such event, the remedies of a holder of the TARGETS are to

     - vote to direct the institutional trustee to enforce the institutional trustee's rights under the forward contract and treasury securities,

     - if the institutional trustee fails to enforce its rights against Salomon Smith Barney Holdings, initiate a proceeding against Salomon Smith Barney Holdings to enforce the institutional trustee's rights under the forward contract, or

     - if the failure by Trust [VI] to pay distributions is attributable to the failure of Salomon Smith Barney Holdings to pay amounts in respect of the forward contract, institute a proceeding directly against Salomon Smith Barney Holdings for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the forward contract.

     The aggregate number of TARGETS to be issued will be      , as described in
"Underwriting". The TARGETS will be issued in fully registered form. TARGETS will not be issued in bearer form. See "-- Book-Entry Only Issuance".

MATURITY PAYMENT

     The TARGETS will mature on             , subject to acceleration to the
accelerated maturity date upon an acceleration event. See "-- Acceleration of Maturity Date; Enforcement of Rights". On the maturity date, holders of the TARGETS will be entitled to receive, to the extent Trust [VI] has assets available, the maturity payment with respect to each TARGETS. On the maturity date, holders of TARGETS will also receive a final quarterly distribution with respect to each TARGETS, plus any accrued and unpaid yield enhancement payments.

     The maturity payment per TARGETS will equal the sum of (A) the initial principal amount of $ per TARGETS and (B) the stock return payment, which may be positive, zero or negative.

     The stock return payment will equal the product of:

       Initial Principal Amount of $     per TARGETS X Stock Return.

     The stock return will equal the compounded value of the periodic capped returns, computed in the following manner, and expressed in this prospectus as a percentage:

       Product of (1.00 + the periodic capped return) for each reset date - 1.00

     The periodic capped return for any reset date (including maturity) will equal the following fraction:

                         Ending Value - Starting Value
                       ----------------------------------
                                 Starting Value

The periodic capped return for any reset date will not in any circumstance be greater than a value to be determined on the date the TARGETS are priced, which value is expected to be [20]%.

     The stock return will be calculated by compounding the product of the periodic capped returns for each of the reset dates. A reset date for the TARGETS will occur on (1) each quarterly distribution date (February 15, May 15,
August 15 and November 15, beginning           , 2000, which is the initial
reset date) and (2) the maturity date or accelerated maturity date, as the case may be. The stock return cannot be more than [791.61]% (a maximum value that represents an increase in the price of the common stock of at least [20]% in each period).

     The ending value for any reset date other than at maturity will be the closing price of the common stock on the relevant reset date or, if that day is not a trading day, the closing price on the most recent trading day. At maturity, the ending value will be the ten day closing price of the common stock.

     The starting value for the initial reset date will be $     , which is the
closing price of the common stock on the date the TARGETS are priced for initial sale to the public. The starting value for each subsequent reset date (including maturity) will equal the ending value on the immediately preceding reset date.

     The closing price of the common stock on any date of determination will be the daily closing sale price or, if no closing sale price is reported, the last
reported sale price of the common stock as reported on the             . If the
common stock is not quoted on a national securities market on that date of determination, the closing price will be the last reported sale price as reported in the composite transactions for the principal United States exchange on which the common stock is listed. If the common stock is not listed on a United States national or regional securities exchange, the closing price will be the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. Upon the occurrence of certain events described under "-- Dilution Adjustments" below, the closing price will be calculated by substituting the relevant security for the common stock.

     The ten day closing price used to calculate the ending value at maturity will be the average daily closing sale price or, if no closing sale price is reported, the last reported sale price of the common stock, as reported on the for the 10 trading days immediately prior to but not including the date one business day before the maturity date or the accelerated maturity date,
as the case may be. If the common stock is not quoted on the             on any
of those dates, the ten day closing price will be the last reported sale price as reported in the composite transactions for the principal United States securities exchange on which the common stock is listed. If the common stock is not listed on a United States national or regional securities exchange, the ten day closing price will be the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. Upon the occurrence of certain events described under "-- Dilution Adjustments" below, the ten day closing price will be calculated by substituting the relevant security for the common stock.

     The periodic capped return is subject to adjustment upon the occurrence of
a number of events involving        and its capital structure as described
further under "-- Dilution Adjustments" below.

ACCELERATION OF MATURITY DATE; ENFORCEMENT OF RIGHTS

     If at any time an acceleration event occurs, the individual trustees will give written instructions to the institutional trustee to sell the treasury securities, dissolve Trust [VI] and, after satisfaction of creditors of Trust [VI], cause to be distributed, as soon as is practicable following the occurrence of such acceleration event, to the holders of the TARGETS in liquidation of such holders' interests in Trust [VI], the accelerated maturity payment with respect to each TARGETS and a pro rata portion of the treasury proceeds, plus any accrued and unpaid yield enhancement payments.

     The accelerated maturity payment with respect to each TARGETS will be paid out of amounts received by Trust [VI] from Salomon Smith Barney Holdings in respect of the forward contract and will be equal to the sum of (A) the initial
principal amount of $       per TARGETS and (B) the stock return as of the
accelerated maturity date.

     The accelerated maturity date will be the date of the occurrence of the event or events constituting such acceleration event.

     The treasury proceeds will be the amount received by Trust [VI] as proceeds from the sale of the treasury securities upon the occurrence of an acceleration event. The individual trustees will send the institutional trustee written notice and instructions to liquidate the treasury securities on an accelerated maturity date. Upon receiving such notice, the institutional trustee will solicit at least three bids and sell and transfer the treasury securities to the highest of the three bidders.

     The amount of either any accelerated maturity payment or the treasury proceeds which, in either case, may be distributed to holders of the TARGETS upon a dissolution and liquidation of Trust [VI] is uncertain. Accordingly, the amount that a holder of TARGETS may receive on the accelerated maturity date is uncertain.

     An acceleration event will occur upon the occurrence of (1) a "tax event",
(2) an "investment company event" or (3) a "bankruptcy event".

     A tax event will occur if Salomon Smith Barney Holdings requests, receives and delivers to the individual trustees an opinion of nationally recognized independent tax counsel experienced in such matters indicating that:

     (1) on or after the date of this prospectus, one or more of the following has occurred:

     - an amendment to, change in or announced proposed change in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein,

     - a judicial decision interpreting, applying, or clarifying such laws or regulations,

     - an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or

     - a threatened challenge asserted in connection with an audit of Salomon Smith Barney Holdings or any of its subsidiaries or Trust [VI], or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the forward contract or the TARGETS; and

     (2) there is more than an insubstantial risk that:

     - Trust [VI] is, or will be, subject to United States federal income tax with respect to income accrued or received on the forward contract or the treasury securities, or

     - Trust [VI] is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An investment company event will occur if Salomon Smith Barney Holdings requests, receives and delivers to the individual trustees an opinion of nationally recognized independent legal counsel experienced in such matters indicating that as a result of the occurrence on or after the date of this prospectus of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Trust [VI] is or will be considered an investment company which is required to be registered under the Investment Company Act of 1940.

     A bankruptcy event will occur if either of the following takes place:

     (1) the entry of a decree or order

     - of relief in respect of Salomon Smith Barney Holdings by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

     - appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Salomon Smith Barney Holdings or of any substantial part of its property, or

     - ordering the winding up or liquidation of its affairs, and, in each case, the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (2) an action by Salomon Smith Barney Holdings to:

     - commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or

     - consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Salomon Smith Barney Holdings or of any substantial part of its property, or

     - make an assignment for the benefit of its creditors, or

     - admit in writing its inability to pay its debts generally as they become due, or

     - take corporate action in furtherance of any action.

     The phrase pro rata means, with respect to any payment, distribution, or treatment, proportionately to each holder of trust securities according to the aggregate beneficial interests in the assets of Trust [VI] represented by the trust securities held by the relevant holder in relation to the aggregate beneficial interests in the assets of Trust [VI] represented by all trust securities outstanding. If an acceleration event has occurred and is continuing, any funds available to make a payment will be paid first to each holder of the TARGETS proportionately according to the aggregate beneficial interests in the assets of Trust [VI] represented by the TARGETS held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust [VI] represented by all TARGETS outstanding. Only after satisfaction of all amounts owed to the holders of the

TARGETS, will payment be paid to each holder of common securities proportionately according to the aggregate beneficial interests in the assets of Trust [VI] represented by the common securities held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust [VI] represented by all common securities outstanding.

     On the date fixed for any payment of the accelerated maturity payment or the treasury proceeds, the TARGETS and the common securities will no longer be deemed to be outstanding and each TARGETS and common security will be deemed to represent the right to receive an accelerated maturity payment and a pro rata portion of the treasury proceeds, plus any accrued and unpaid yield enhancement payments. If the accelerated maturity payments or any accrued and unpaid yield enhancement payments can be paid only in part because Trust [VI] has insufficient assets available to pay in full such amounts, then the amounts payable directly by Trust [VI] in respect of the TARGETS will be paid on a pro rata basis. In addition, in the case of a default by Salomon Smith Barney Holdings on its obligations under the guarantee, the holders of the TARGETS will have a preference over the holders of the common securities with respect to amounts owed on the trust securities.

     Subject to the institutional trustee obtaining a tax opinion as described below, the holders of a majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the amended and restated declaration of trust, including the right to direct the institutional trustee, as holder of the forward contract and the treasury securities, to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the forward contract,

     - direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee or exercise any trust or power conferred on the institutional trustee with respect to the treasury securities,

     - waive the consequences of any acceleration event under the indenture that are waivable under the indenture,

     - exercise any right to rescind or annul a declaration that any accelerated maturity payment will be due and payable or

     - consent to any amendment, modification or termination of the indenture or the forward contract, where such consent shall be required.

If a consent or action under the indenture would require the consent or act of holders of a majority of the beneficial interests in the forward contract, only the holders of at least a super majority of the TARGETS can direct the institutional trustee to give the consent or take the action. The institutional trustee will notify all holders of TARGETS of any notice of default received from the indenture trustee with respect to the forward contract. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee, as holder of the forward contract and the treasury securities, will not take any of the actions described above unless it has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, Trust [VI] will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the institutional trustee fails to enforce its rights under the forward contract, any holder of TARGETS can directly institute a legal proceeding against Salomon Smith Barney Holdings to enforce the institutional trustee's rights under the forward contract, without first instituting a legal proceeding against the institutional trustee or any other person or entity. If Salomon Smith Barney Holdings fails to pay amounts owed on the forward contract on the date they are otherwise payable, then a holder of TARGETS may also directly institute a direct action in respect of the amounts owed on the holder's pro rata interest in the forward contract on or after the due date specified in the forward contract, without first directing the institutional trustee to enforce the terms of the forward contract or instituting a legal proceeding directly against Salomon Smith

Barney Holdings to enforce the institutional trustee's rights under the forward contract. The holders of TARGETS will not be able to exercise directly any other remedy available to the holder of the forward contract. In connection with a direct action, Salomon Smith Barney Holdings will be subrogated to the rights of a holder of TARGETS under the declaration to the extent of any payment made by Salomon Smith Barney Holdings to that holder of TARGETS in such direct action.

     A waiver of an acceleration event under the indenture by the institutional trustee at the direction of the holders of the TARGETS will constitute a waiver of the corresponding Acceleration Event under the amended and restated declaration of trust.

     Holders of TARGETS may give any required approval or direction at a separate meeting of holders of TARGETS convened for this purpose, at a meeting of holders of trust securities or by written consent. The individual trustees will cause a notice of any meeting at which holders of TARGETS are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of TARGETS. Each notice will include a statement setting forth the date of such meeting or the date by which the action is to be taken, a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of such matter upon which written consent is sought and instructions for the delivery of proxies or consents. No vote or consent of the holders of TARGETS will be required for Trust [VI] to cancel TARGETS in accordance with the amended and restated declaration of trust. It is anticipated that the only holder of TARGETS issued in book-entry form will be Cede & Co., as nominee of DTC, and each beneficial owner of TARGETS will be permitted to exercise the rights of holders of TARGETS only indirectly through DTC and its participants.

     Notwithstanding that holders of TARGETS are entitled to vote or consent under any of the circumstances described above, any of the TARGETS that are owned at that time by Salomon Smith Barney Holdings or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Salomon Smith Barney Holdings, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if they were not outstanding.

QUARTERLY DISTRIBUTIONS

     Holders of TARGETS will be entitled to receive quarterly distributions at
the rate per TARGETS of $          per quarter (except that the quarterly
distribution payment payable on           , 2000 will be $          per
TARGETS), payable on each February 15, May 15, August 15 and November 15,
beginning           ,2000.

     The quarterly distributions will be paid by Trust [VI] out of payments under the treasury securities and the yield enhancement payments made to Trust [VI] by Salomon Smith Barney Holdings under the forward contract. Of each
quarterly distribution payable to holders of the TARGETS, approximately      %
will be paid out of payments received by Trust [VI] under the treasury
securities and approximately      % will be paid out of yield enhancement
payments received by Trust [VI] from Salomon Smith Barney Holdings under the forward contract.

     The treasury securities and the forward contract will be the sole assets of Trust [VI] and will be held by the institutional trustee on behalf of Trust [VI]. The ability of Trust [VI] to make quarterly distributions on the TARGETS is therefore entirely dependent on receipt by Trust [VI] of payments with respect to both the treasury securities and the forward contract.

     Under the forward contract, any yield enhancement payments which are payable, but are not punctually paid, by Salomon Smith Barney Holdings on their scheduled due date will cease to be due and payable and may instead be paid,
together with interest at      % per annum compounded quarterly, on a future
date chosen by Salomon Smith Barney Holdings in its sole discretion. Any yield enhancement payments that are not paid by Salomon Smith Barney Holdings prior to maturity will become due and payable on the maturity date or the accelerated maturity date, as the case may be.

     Assuming quarterly distributions on the TARGETS with a hypothetical yield
of      % per annum, set forth below is an example of how the cash flows on the
TARGETS would be comprised. Trust [VI] will invest
approximately      % to      % of the proceeds of the offering in the treasury
securities. Quarterly distributions providing the assumed yield may require a larger cash flow than will be provided by the treasury securities, in which case yield enhancement payments would be paid by the obligor of the forward contract pursuant to the following schedule and based on the following:

Hypothetical Offering Size:......................                  $
Hypothetical Annual Cash Flow:...................                   %
Hypothetical Payment Frequency:..................          Quarterly
Hypothetical Settlement Date:....................
Hypothetical Maturity Date:......................

      TREASURY          TREASURY     TREASURY        TREASURY          YIELD
      SECURITY          SECURITY     SECURITY        SECURITY       ENHANCEMENT                     ANNUALIZED
      MATURITY            UNIT       PURCHASE          CASH          PAYMENTS          TOTAL        EQUIVALENT
        DATE              COST         COST            FLOW          CASH FLOW       CASH FLOW        COUPON
      --------          --------   -------------   -------------   -------------   --------------   ----------
                                   -------------   -------------   -------------   --------------
                                   =============   =============   =============   ==============

     A portion of each quarterly distribution should represent a return to the holder of a TARGETS of that holder's initial investment in the TARGETS for tax purposes. In the final prospectus, the following table will set forth information regarding the distributions you will receive on the treasury securities to be acquired by Trust [VI] with a portion of the proceeds received by Trust [VI] from the sale of its trust securities, the distributions you will receive from any yield enhancement payments, the portion of each year's distributions that should constitute a return of capital for U.S. federal income tax purposes, the amount of original issue discount that should accrue on the treasury securities and the amount of ordinary income that should accrue on any yield enhancement payments with respect to a holder who acquires its trust securities at the issue price from the underwriters pursuant to the original offering. See "United States Federal Income Tax Considerations".

                              ANNUAL GROSS
                              DISTRIBUTIONS                              ANNUAL GROSS
                                  FROM             ANNUAL GROSS       DISTRIBUTIONS FROM    ANNUAL RETURN     ANNUAL INCLUSION OF
         ANNUAL GROSS             YIELD         DISTRIBUTIONS FROM    YIELD ENHANCEMENT           OF            ORIGINAL ISSUE
      DISTRIBUTIONS FROM       ENHANCEMENT      TREASURY SECURITIES      PAYMENTS PER        CAPITAL PER      DISCOUNT IN INCOME
YEAR  TREASURY SECURITIES       PAYMENTS            PER TARGETS            TARGETS             TARGETS            PER TARGETS
----  -------------------   -----------------   -------------------   ------------------   ----------------   -------------------

      ANNUAL INCLUSION OF
        ORDINARY INCOME
          FROM YIELD
          ENHANCEMENT
         PAYMENTS PER
YEAR        TARGETS
----  -------------------

DILUTION ADJUSTMENTS

     The calculation of the periodic capped return will be subject to adjustment from time to time in certain situations. Any such adjustments could have an impact on the maturity payments or accelerated maturity payments to be paid by Salomon Smith Barney Holdings to Trust [VI] upon maturity of the forward contract and, therefore, on the maturity payments or accelerated maturity payments to be paid by Trust [VI] to the holders of TARGETS.

     If           , after the closing date of the offering contemplated hereby,

     (1) pays a stock dividend or makes a distribution with respect to the common stock in shares of such stock,

     (2) subdivides or splits the outstanding shares of the common stock into a greater number of shares,

     (3) combines the outstanding shares of the common stock into a smaller number of shares, or

     (4) issues by reclassification of shares of the common stock any shares of
other common stock of           ,

then, in each such case, the starting value for the calculation of the periodic capped return for the next occurring reset date after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately before such event and the denominator of which will be the number of shares of common stock outstanding immediately after such event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common
stock of           . In the event of a reclassification referred to in (4) above as a result of which no common stock is outstanding, the periodic capped return for each subsequent reset date will be determined by reference to the other
common stock of           issued in the reclassification.

     If           , after the closing date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the then-current market price of the common stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each such case, the starting value for the calculation of the periodic capped return for the next occurring reset date after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected by reason of the issuance of such rights or warrants, plus the number of additional shares of common stock which the aggregate offering price of the total number of shares of common stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the then-current market price of the common stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of such rights or warrants and dividing the product so obtained by such then-current market price, and the denominator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected, plus the number of additional shares of common stock offered for subscription or purchase pursuant to such rights or warrants. To the extent that, after the expiration of such rights or warrants, the shares of common stock offered thereby have not been delivered, the starting value for the calculation of the periodic capped return for the next occurring reset date after such event will be further adjusted to equal the starting value which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered.

     If           , after the closing date, declares or pays a dividend or makes a distribution to all holders of common stock of any class of its capital stock, the capital stock of one or more of its subsidiaries, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to above, or issues to all holders of common stock rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries' securities, other than rights or warrants referred to above, then, in each such case, the starting value for the calculation of the periodic capped return for the next occurring reset date after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the then-current market price of one share of the common stock, less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney Holdings, whose determination will be final) as of the time the adjustment is effected of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of common stock, and the denominator of which will be the then-current market price of one share of the common stock. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which this paragraph would otherwise apply, the numerator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then Salomon Smith Barney Holdings may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the maturity date, the holders of the TARGETS will be entitled to receive an additional amount of cash equal to the product of the number of TARGETS held by such holder multiplied by the fair market value of such indebtedness, assets, rights or warrants (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney Holdings, whose determination will be final) so distributed or issued applicable to one share of common stock.

     If          , after the closing date, declares a record date in respect of a distribution of cash, other than any permitted dividends described below, any cash distributed in consideration of fractional shares of common stock and any cash distributed in a reorganization event referred to below, by dividend or otherwise, to all holders of the common stock, or makes an excess purchase payment, then the starting value for the calculation of the periodic capped return for the next occurring reset date after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the then-current market price of the common stock on such record date less the amount of such distribution applicable to one share of common stock which would not be a permitted dividend, or, in the case of an excess purchase payment, less the aggregate amount of such excess purchase payment for which adjustment is being made at such time divided by the number of shares of common stock outstanding on such record date, and the denominator of which will be such then-current market price of the common stock.

     For purposes of these adjustments, a permitted dividend is any quarterly cash dividend in respect of the common stock, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend, and then only to the extent that the per share amount of such dividend results in an annualized dividend yield on the common stock in excess of 10%. An excess purchase payment is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney Holdings, whose determination
will be final) of all other consideration paid by           with respect to one
share of common stock acquired in a tender offer or exchange offer by
          , over (y) the then-current market price of the common stock. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution or excess purchase payment to which this paragraph would otherwise apply, the numerator in the fraction referred to in the formula in the preceding paragraph is less than $1.00 or is a negative number, then Salomon Smith Barney Holdings may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the maturity date, the holders of the TARGETS will be entitled to receive an additional amount of cash equal to the product of the number of TARGETS held by such holder multiplied by the sum of the amount of cash plus the fair market value of such other consideration (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney Holdings, whose determination will be final) so distributed or applied to the acquisition of the common stock in such a tender offer or exchange offer applicable to one share of common stock.

     Each dilution adjustment will be effected as follows:

     - in the case of any dividend, distribution or issuance, at the opening of business on the business day next following the record date for determination of holders of common stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution, or issuance is after such record date, at the
       time such dividend, distribution or issuance was announced by           ;

     - in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction;

     - in the case of any excess purchase payment for which           announces,
       at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of such announcement; and

     - in the case of any other excess purchase payment, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

     All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the starting value for the calculation of the periodic capped return for any reset date will be required unless such adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as
described herein is subsequently canceled by           , or such dividend,
distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon such cancellation, failure of approval or failure to occur, the periodic capped return for the next occurring reset date after such event will be further adjusted to the periodic capped return which would then have been in effect had adjustment for such event not been made. If a Reorganization Event occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the periodic capped return for the next occurring reset date after such events will not be rescinded but will be applied to the new periodic capped return provided for below.

     The then-current market price of the common stock, for the purpose of applying any dilution adjustment, means the average closing price per share of common stock for the 10 trading days immediately before such adjustment is effected or, in the case of an adjustment effected at the opening of business on the business day next following a record date, immediately before the earlier of the date such adjustment is effected and the related ex-date.

     The ex-date with respect to any dividend, distribution or issuance is the first date on which the shares of the common stock trade regular way on their principal market without the right to receive such dividend, distribution or issuance.

     A trading day is a day on which the common stock or the relevant security
(1) is not suspended from trading on any national or regional securities exchange, securities market or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     In the event of any of the following reorganization events

     - any consolidation or merger of           , or any surviving entity or
       subsequent surviving entity of           , with or into another entity,
       other than a merger or consolidation in which           is the continuing
       corporation and in which the common stock outstanding immediately before the merger or consolidation is not exchanged for cash, securities or
       other property of           or another issuer,

     - any sale, transfer, lease or conveyance to another corporation of the
       property of           or any successor as an entirety or substantially as
       an entirety,

     - any statutory exchange of securities of           or any successor of
                 with another issuer, other than in connection with a merger or acquisition, or

     - any liquidation, dissolution or winding up of           or any successor
       of           ,

the ending value used to calculate the periodic capped return for the next occurring reset date and the starting value and the ending value used to calculate the period capped return for each reset date thereafter (other than at maturity) will be based on the transaction value described below rather than the closing price of the common stock, and the ending value used to calculate the periodic capped return at maturity will be based on the transaction value rather than the ten day closing price of the common stock.

     The transaction value with respect to any reset date, will be the sum of:

     (1) for any cash received in a reorganization event, the amount of cash received per share of common stock;

     (2) for any property other than cash or marketable securities received in a reorganization event, an amount equal to the market value on the date the reorganization event is consummated of that property received per share of common stock, as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney Holdings, whose determination will be final; and

     (3) for any marketable securities received in a reorganization event, (A) with respect to all reset dates before maturity, an amount equal to the closing price per share of such marketable securities on the reset date multiplied by the number of those marketable securities received for each share of common stock or, if that day is not a trading day, the closing price on the most recent trading day, and (B) with respect to the reset date at maturity, an amount equal to the average closing price per share of those marketable securities for the 10 trading days immediately prior to but not including the date one business day before the maturity date or accelerated maturity date multiplied by the number of such marketable securities received for each share of common stock.

     Marketable securities are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market, Inc. The number of shares of any equity securities constituting marketable securities included in the calculation of transaction value pursuant to clause (3) above will be adjusted if any event occurs with respect to the marketable securities or the issuer of the marketable securities between the time of the reorganization event and the maturity date or accelerated maturity date that would have required an adjustment as described above, had it occurred
with respect to the common stock or           . Adjustment for those subsequent
events will be as nearly equivalent as practicable to the adjustments described above.

     Salomon Smith Barney Holdings will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the indenture trustee with notice of any such adjustment.

PAYMENT PROCEDURES

     Distributions on the TARGETS will be payable to the holders of the TARGETS as they appear on the books and records of Trust [VI] at the close of business on the relevant record dates. While the TARGETS remain in book-entry only form, the relevant record dates for distributions of any maturity payments or accelerated maturity payments and any accrued and unpaid yield enhancement payments with respect to the TARGETS will be one business day prior to the date Trust [VI] receives those maturity payments or accelerated maturity payments, as the case may be, under the forward contract. While the TARGETS remain in book-entry only form, the relevant record date for distribution of the treasury proceeds to holders of TARGETS will be one business day prior to the date Trust [VI] receives those treasury proceeds upon liquidation of the treasury securities. While the TARGETS remain in book-entry only form, the relevant record dates for any quarterly distributions will be one business day prior to the relevant payment dates, which payment dates will correspond to the dates on which Trust [VI] receives payments in respect of, and in accordance with the terms of, the treasury securities and the forward contract. The relevant record dates for the common securities will be the same record dates as for the TARGETS.

     If the TARGETS will not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which they are listed and, if none, will be 15 days before the relevant payment dates, which payment dates will correspond to the dates on which payments are made in respect of, and in accordance with the terms of, the treasury securities and the forward contract.

     Distributions payable on any TARGETS that are not punctually paid on any payment date, as a result of either Salomon Smith Barney Holdings having failed to make a payment under the forward contract or the U.S. Government having failed to make a payment in respect of the treasury securities, will cease to be payable to the person in whose name the TARGETS are registered on the relevant record date. The defaulted distribution will instead be payable to the person in whose name those TARGETS are registered on a special record date which will be the date on which Trust [VI] actually receives the amount of the defaulted distributions.

     If any date on which distributions are payable on the TARGETS is not a business day, then payment of the distribution payable on such date will be made on the next succeeding day that is a business day and without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. If that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, with the same force and effect as if made on that date. A business day is any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law to close.

     Payments in respect of the TARGETS represented by global certificates (as defined below under "Book-Entry Only Issuance") will be made to DTC, which will credit the relevant accounts at DTC on the scheduled payment dates. In the case of TARGETS in the form of certificated securities, if any, the payments will be made by check mailed to the holder's address as it appears on the register.

VOTING RIGHTS

     Except as described in this prospectus under "-- Acceleration of Maturity Date; Enforcement of Rights" and "Description of the Guarantee -- Modifications of the Guarantee; Assignment", and except as provided under the Delaware Business Trust Act, the Trust Indenture Act and as otherwise required by law and the amended and restated declaration of trust, the holders of the TARGETS will have no voting rights.

     In the event the consent of the institutional trustee, as the holder of the forward contract, is required under the indenture with respect to any amendment, modification or termination of the indenture, the institutional trustee will request the written direction of the holders of the trust securities with respect to the amendment, modification or termination and will vote with respect to the amendment, modification or termination as directed by a majority of the trust securities voting together as a single class. If any amendment, modification or termination under the indenture requires the consent of a super majority, the institutional trustee may only give its consent at the direction of the holders of at least the proportionate number of the trust securities represented by the relevant super majority of the aggregate beneficial interests in the forward contract. The institutional trustee will be under no obligation to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Trust [VI] will not be classified as other than a grantor trust.

     The procedures by which holders of TARGETS may exercise their voting rights are described below under "-- Book-Entry Only Issuance".

     Holders of the TARGETS will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Salomon Smith Barney Holdings as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE AMENDED AND RESTATED DECLARATION OF TRUST

     The declaration may be modified and amended if approved by the individual trustees, and in certain circumstances the institutional trustee and the Delaware trustee, provided that, if any proposed amendment to the amended and restated declaration of trust provides for, or the individual trustees otherwise propose to effect,

     (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended and restated declaration of trust or otherwise, or

     (2) the dissolution, winding-up or termination of Trust [VI] other than pursuant to the terms of the amended and restated declaration of trust,

then the holders of the trust securities, voting together as a single class, will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of at least a majority of the trust securities affected thereby. If any amendment or proposal referred to in (1) above would adversely affect only the TARGETS or the common securities, then only holders of the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of a majority of that class of trust securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the amended and restated declaration of trust if the amendment or modification would

     - cause Trust [VI] to fail to be classified as a grantor trust for United States federal income tax purposes,

     - reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act or

     - cause Trust [VI] to be deemed an investment company which is required to be registered under the Investment Company Act.

MERGER, CONSOLIDATION OR AMALGAMATION OF TARGETS TRUST [VI]

     Trust [VI] may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. Trust [VI] may, with the consent of the individual trustees or, if there are more than two, a majority of the individual trustees and without the consent of the holders of the trust securities, the Delaware trustee or the institutional trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state, provided that

     - the successor entity either (A) expressly assumes all of the obligations of Trust [VI] under the trust securities or (B) substitutes for the TARGETS other successor securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities with respect to distributions and payments upon liquidation, maturity and otherwise,

     - Salomon Smith Barney Holdings expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee in its capacity as the holder of the forward contract and the treasury securities,

     - successor securities to the TARGETS are listed, or any successor securities to the TARGETS will be listed upon notification of issuance, on any national securities exchange or with any organization on which the TARGETS are then listed or quoted,

     - the merger, consolidation, amalgamation or replacement does not cause the TARGETS, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holder's interest in the new entity,

     - the successor entity has a purpose identical to that of Trust [VI],

     - prior to the merger, consolidation, amalgamation or replacement, Trust [VI] has received an opinion of a nationally recognized independent counsel to Trust [VI] experienced in such matters to the effect that:

        (A) the merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity,

        (B) following the merger, consolidation, amalgamation or replacement, neither Trust [VI] nor such successor entity will be required to register as an investment company under the Investment Company Act, and

        (C) following the merger, consolidation, amalgamation or replacement, Trust [VI] or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes, and

     - Salomon Smith Barney Holdings guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

     Notwithstanding the foregoing, Trust [VI] will not, without the consent of holders of all of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if, in the opinion of a nationally recognized independent tax counsel experienced in such matters, the consolidation, amalgamation, merger or replacement would cause Trust [VI] or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any TARGETS are outstanding and are not held entirely by Salomon Smith Barney Holdings, Trust [VI] may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Acceleration of Maturity Date; Enforcement of Rights".

BOOK-ENTRY ONLY ISSUANCE

     The Depository Trust Company will act as securities depositary for the TARGETS. The TARGETS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global TARGETS certificates, representing the total aggregate number of TARGETS, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global TARGETS as represented by a global certificate.

     DTC has advised Salomon Smith Barney Holdings as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of TARGETS within the DTC system must be made by or through direct participants, which will receive a credit for the TARGETS on DTC's records. The ownership interest of each beneficial owner actually purchasing TARGETS will be recorded on the direct participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased TARGETS. Transfers of ownership interests in the TARGETS are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in TARGETS, except in the event that use of the book-entry system for the TARGETS is discontinued. Account holders in the Euroclear or Clearstream, Luxembourg clearance systems may hold beneficial interests in the TARGETS through the accounts each such system maintains as a participant in DTC.

     To facilitate subsequent transfers, all the TARGETS deposited by participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of TARGETS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership, and DTC has no knowledge of the actual beneficial owners of the TARGETS. DTC's records reflect only the identity of the direct participants to whose accounts such TARGETS are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the TARGETS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to TARGETS. Under its usual procedures, DTC would mail an Omnibus Proxy to Trust [VI] as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights for those direct participants to whose accounts the TARGETS are credited on the record date, identified in a listing attached to the Omnibus Proxy. Salomon Smith Barney Holdings and Trust [VI] believe that the arrangements among DTC, direct and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Trust [VI].

     Payments on the TARGETS will be made to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such participant and not of DTC, Trust [VI] or Salomon Smith Barney Holdings, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Trust [VI], disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Except as provided in the next paragraph, a beneficial owner in a global TARGETS will not be entitled to receive physical delivery of TARGETS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the TARGETS.

     DTC may discontinue providing its services as securities depositary with respect to the TARGETS at any time by giving reasonable notice to Trust [VI]. Under such circumstances, in the event that a successor securities depositary is not obtained, TARGETS certificates are required to be printed and delivered. Additionally, the individual trustees, with the consent of Salomon Smith Barney Holdings, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the TARGETS. In that event, certificates for the TARGETS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Salomon Smith Barney Holdings and Trust [VI] believe to be reliable, but neither Salomon Smith Barney Holdings nor Trust [VI] takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The institutional trustee, prior to the occurrence of a default with respect to the trust securities, and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the amended and restated declaration of trust. If such a default occurs and the institutional trustee has actual knowledge of it, the institutional trustee will exercise the rights and powers vested in it by the amended and restated declaration of trust and will use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the institutional trustee is under no obligation to exercise any of the rights or powers vested in it by the amended and restated declaration of trust at the request of any holder of TARGETS, unless offered reasonable security and indemnity by the holder against the costs, expenses and liabilities which the institutional trustee might incur thereby. Notwithstanding the foregoing, the holders of TARGETS will not be required to offer the indemnity in the event the holders, by exercising their voting rights, direct the institutional trustee to take any action following an acceleration event.

PAYING AGENT

     In the event that the TARGETS do not remain in book-entry only form, the institutional trustee will act as paying agent for the TARGETS and may designate an additional or substitute paying agent at any time. In addition, registration of transfers of TARGETS will be effected without charge by or on behalf of Trust [VI], but upon payment, with the giving of such indemnity as Trust [VI] or Salomon Smith Barney Holdings may require, in respect of any tax or other government charges which may be imposed in relation to it.

GOVERNING LAW

     The amended and restated declaration of trust and the TARGETS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The individual trustees are authorized and directed to operate Trust [VI] in such a way so that Trust [VI] will not be required to register as an investment company under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Salomon Smith Barney Holdings and the individual trustees are authorized to take any action, not inconsistent with applicable law, the amended and restated declaration of trust or the restated certificate of incorporation of Salomon Smith Barney Holdings, that each of Salomon Smith Barney Holdings and the individual trustees in their discretion deem to be necessary or desirable to achieve such end as long as the action does not adversely affect the interests of the holders of the TARGETS or vary the terms thereof.

     Holders of the TARGETS have no preemptive rights.

                      DESCRIPTION OF THE FORWARD CONTRACT

     Salomon Smith Barney Holdings is also by this prospectus offering its related forward contract with respect to the Common Stock. The terms of the forward contract will be set forth in an indenture between Salomon Smith Barney Holdings and The Chase Manhattan Bank. The indenture will be qualified under the Trust Indenture Act. The indenture trustee will act as trustee for the forward contract under the indenture for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the forward contract will include those stated in the indenture and those made part of the indenture by the Trust Indenture Act. The forward contract will rank equally with all other unsecured contractual obligations of Salomon Smith Barney Holdings and the unsecured and unsubordinated debt of Salomon Smith Barney Holdings. Since Salomon Smith Barney Holdings is a holding company, the forward contract will be effectively subordinated to the claims of creditors of Salomon Smith Barney Holdings' subsidiaries.

     Subject to certain anti-dilution adjustments, the forward contract relates
to an aggregate of                shares of common stock. Under the forward
contract, Salomon Smith Barney Holdings will pay an amount equal to the aggregate maturity payments or the aggregate accelerated maturity payments, as the case may be, to Trust [VI] at maturity of the forward contract as described above. The forward contract provides, among other things, for a payment by Salomon Smith Barney Holdings to Trust [VI] of an amount determined by reference to the ten day closing price as of the maturity date or accelerated maturity date, as the case may be. See "Description of the TARGETS".

     Pursuant to the terms of the forward contract, Salomon Smith Barney Holdings will, in appropriate cases, pay yield enhancement payments, which are on the amount paid by Trust [VI] to Salomon Smith Barney Holdings for the forward contract. The yield enhancement payments will take the form of quarterly
cash payments in the amount of approximately $            (except that the
payment on           , 2000 will be approximately $            ), accruing from
the date of issuance of the TARGETS, computed on the basis of a 360-day year of twelve 30-day months and for any period less than a full calendar month, the number of days elapsed in such month. Depending on market conditions at the time of pricing of the TARGETS for initial sale to the public, the amount of the yield enhancement payments may be zero or a nominal amount. The yield enhancement payments, together with distributions received by Trust [VI] with respect to the treasury securities, will be used by the Trust [VI] to pay the quarterly distributions to the holders of the TARGETS. See "Description of the TARGETS -- Quarterly Distributions".

     The forward contract is a contract in the form of an indenture between the Salomon Smith Barney Holdings and a trustee for the benefit of the holder of the interests in the forward contract. The forward contract is a prepaid "cash-settled" forward contract, whereby the obligor settles its obligation in cash rather than in securities. The indenture will provide that Salomon Smith Barney Holdings will pay all fees and expenses related to

     - the offering of the trust securities and the forward contract,

     - the organization, maintenance and dissolution of Trust [VI],

     - the retention of the trustees, and

     - the enforcement by the institutional trustee of the rights of the holders of the TARGETS.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Salomon Smith Barney Holdings for the benefit of the holders of TARGETS. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the guarantee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the TARGETS.

GENERAL

     Under the guarantee, Salomon Smith Barney Holdings will irrevocably and unconditionally agree to pay in full to the holders of the TARGETS, except to the extent paid by Trust [VI], as and when due, regardless of any defense, right of set off or counterclaim which Trust [VI] may have or assert, the following payments:

     - any maturity payment that is required to be made in respect of the TARGETS, to the extent Trust [VI] has funds available,

     - any accelerated maturity payment that is required to be made in respect of the TARGETS, to the extent Trust [VI] has funds available,

     - any treasury proceeds that are required to be distributed in respect of the TARGETS, to the extent that Trust [VI] has funds available,

     - any quarterly distributions that are required to be made in respect of the TARGETS, to the extent Trust [VI] has funds available,

     - any accrued and unpaid yield enhancement payments as of the maturity date or accelerated maturity, as the case may be, to the extent Trust [VI] has funds available, and

     - any other remaining assets of Trust [VI] upon liquidation of Trust [VI].

     Salomon Smith Barney Holdings' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Salomon Smith Barney Holdings to the holders of TARGETS or by causing Trust [VI] to pay such amounts to such holders.

     The guarantee will be a guarantee with respect to the TARGETS from the time of issuance of the TARGETS but will not apply to any payment of quarterly distributions, maturity payments, accelerated maturity payments, treasury proceeds, accrued and unpaid yield enhancement payments or to payments upon the dissolution, winding-up or termination of Trust [VI], except to the extent Trust [VI] has funds available. If Salomon Smith Barney Holdings does not pay the aggregate maturity payments or the aggregate accelerated maturity payments to Trust [VI] upon maturity of the forward contract, including maturity as a result of acceleration, Trust [VI] will not pay any maturity payment or accelerated maturity payment to holders of the TARGETS and will not have funds available to make the payments. If the U.S. federal government, as the issuer of the treasury securities, does not make periodic payments to Trust [VI] with respect to the treasury securities, or Salomon Smith Barney Holdings does not pay the yield enhancement payments to Trust [VI] under the forward contract, then, in either event, Trust [VI] will not pay the full amount of the quarterly distributions to holders of the TARGETS and will not have funds available to make the payments. The guarantee, when taken together with Salomon Smith Barney Holdings' obligations under the forward contract, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of Trust [VI], other than with respect to trust securities, will provide a full and unconditional guarantee by Salomon Smith Barney Holdings of Trust [VI]'s obligations under the TARGETS.

MODIFICATIONS OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of TARGETS, in which case no vote will be required, the guarantee may be amended only with the prior approval of the holders of a majority of the outstanding TARGETS. All guarantees and agreements contained in the guarantee will bind the successors, assignees, receivers, trustees and representatives of Salomon Smith Barney Holdings and shall inure to the benefit of the holders of the TARGETS then outstanding.

GUARANTEE ENFORCEMENT EVENTS

     An enforcement event under the guarantee will occur upon the failure of Salomon Smith Barney Holdings to perform any of its payment or other obligations thereunder. The holders of a majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, any holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney Holdings to enforce the guarantee trustee's rights under the guarantee, without first instituting a legal proceeding against Trust [VI], the guarantee trustee or any other person or entity. A holder of TARGETS may also directly institute a legal proceeding against Salomon Smith Barney Holdings to enforce such holder's right to receive payment under the guarantee without first directing the guarantee trustee to enforce the terms of the guarantee or instituting a legal proceeding against Trust [VI] or any other person or entity.

     Salomon Smith Barney Holdings will be required to provide annually to the guarantee trustee a statement as to the performance by Salomon Smith Barney Holdings of certain of its obligations under the guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default with respect to the guarantee and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the guarantee. If any default occurs with respect to the guarantee that has not been cured or waived and the guarantee trustee has actual knowledge of it, the guarantee trustee will exercise its rights and powers under the guarantee, and use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of TARGETS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate as to the TARGETS upon full payment to the holders of the TARGETS of

     - the maturity payments and all quarterly distributions,

     - the accelerated maturity payments, the treasury proceeds and any accrued but unpaid yield enhancement payments or

     - the amounts payable in accordance with the declaration upon liquidation of Trust [VI].

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of TARGETS must restore payment of any sum paid under the TARGETS or the guarantee.

STATUS OF THE GUARANTEE

     The guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                     DESCRIPTION OF THE TREASURY SECURITIES

     The treasury securities will consist of a portfolio of stripped self-amortizing securities issued by the U.S. Treasury and maturing on a quarterly basis through the maturity date. The treasury securities will bear quarterly payments corresponding to the payment dates of the quarterly distributions payable on the TARGETS. Upon acceleration of maturity to an accelerated maturity date, any treasury securities then held by the institutional trustee on behalf of Trust [VI] will be sold and the treasury proceeds will be distributed to holders of the trust securities. See "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights".

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of TARGETS. Unless otherwise specifically indicated herein, this summary only addresses U.S. Holders. A "U.S. Holder" is a holder of TARGETS that is an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in TARGETS. The discussion below is based on the advice of Cleary, Gottlieb, Steen & Hamilton.

     The summary is based on U.S. federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Except to the extent discussed below in "-- Tax Consequences to Non-U.S. Holders" and "-- Backup Withholding and Information Reporting," the summary deals only with U.S. Holders that will hold TARGETS as capital assets and that purchased TARGETS in the initial offering. The summary does not address tax considerations that may be relevant to a particular holder in light of such holder's individual circumstances or that are applicable to holders subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the TARGETS as a position in a "straddle" for tax purposes or as part of a "synthetic security" or a "conversion transaction" or other integrated investment comprised of TARGETS and one or more other investments, or persons that have a functional currency other than the U.S. dollar. It does not include any description of the tax laws of any state, local or foreign government that may be applicable to the TARGETS or to the holders thereof. Prospective purchasers of TARGETS should consult their tax advisors in determining the tax consequences to them of purchasing, owning or disposing of TARGETS, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign income or other tax laws.

     There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of TARGETS or instruments with terms substantially similar to TARGETS. Pursuant to the amended and restated declaration of trust, every holder of TARGETS and Trust [VI] agrees to treat TARGETS for U.S. federal income tax purposes as a beneficial interest in a trust that holds the treasury securities and the forward contract. In addition, pursuant to the forward contract and the amended and restated declaration of trust, every holder of TARGETS, Trust [VI] and Salomon Smith Barney Holdings agree to characterize for U.S. federal income tax purposes, in the absence of an administrative determination or judicial ruling to the contrary, (1) the forward contract as a cash-settled forward purchase contract and (2) an amount equal to the purchase price of the TARGETS less the purchase price of the treasury securities as a cash deposit to be applied on the maturity date or accelerated maturity date in full satisfaction of the holder's payment obligation under the forward contract. Trust [VI] intends to report holders' income to the Internal Revenue Service in accordance with this agreed treatment.

     Under this agreed approach, the tax consequences of holding a TARGETS should be as described below. Prospective investors in the TARGETS should be aware, however, that no ruling is being requested from the Internal Revenue Service with respect to the TARGETS and the Internal Revenue Service might take a different view as to the proper characterization of the TARGETS or of the forward contract and of the U.S. federal income tax consequences to a holder thereof.

TAX STATUS OF TRUST [VI]

     The Trust will be treated as a grantor trust owned solely by the present and future holders of trust securities for U.S. federal income tax purposes, and accordingly, income received by Trust [VI] will be treated as income of the holders of the TARGETS in the manner set forth below.

TAX CONSEQUENCES TO U.S. HOLDERS

     Tax Basis in the Treasury Securities and the Forward Contract. Each U.S. Holder should be considered the owner of its pro rata portion of the treasury securities and the forward contract in Trust [VI]. The cost to the U.S. Holder of its TARGETS should be allocated among the holder's pro rata portion of the treasury securities and the forward contract, in proportion to the fair market values thereof on the date on which the holder acquires its TARGETS, in order to determine the holder's tax basis in such assets. It is currently anticipated
that approximately      % to      % and      % to      % of the net proceeds of
the offering will be used by Trust [VI] to purchase the treasury securities and the forward contract, respectively.

     Recognition of Original Issue Discount on the Treasury Securities. The treasury securities in Trust [VI] will consist of stripped, self-amortizing U.S. Treasury securities. A U.S. Holder should be required to treat its pro rata portion of each treasury security in Trust [VI] as a bond that was originally issued on the date the holder purchased its TARGETS and at an original issue discount equal to the excess of the holder's pro rata portion of the amounts payable on such treasury security over the holder's tax basis therein, as discussed above. The amount of such excess, however, should constitute only a portion of the total amounts payable with respect to the treasury securities held by Trust [VI] and, accordingly, a substantial portion of the quarterly cash distributions from Trust [VI] to holders should be treated as a tax-free return of the holder's investment in the treasury securities and should reduce the holder's tax basis in its pro rata portion of the treasury securities. A U.S. Holder, whether using the cash or accrual method of tax accounting, should be required to include original issue discount, other than original issue discount on short-term treasury securities as described below, in gross income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method, prior to the receipt of cash attributable to such income. A U.S. Holder's tax basis in a treasury security held by Trust [VI] should be increased by the amount of any original issue discount included in gross income by the holder with respect to such treasury security and reduced to the extent that any payment received on maturity, sale or other disposition of the TARGETS represents a repayment of accrued original issue discount.

     With respect to any short-term treasury security (a treasury security with a maturity of one year or less from the date it is purchased) held by Trust [VI], U.S. Holders using the cash method of tax accounting should generally be required to include interest payments on such treasury securities in gross income as such payments are received. In addition, such cash method U.S. Holders may be denied a deduction for any related interest expense until such payments are received. U.S. Holders using the accrual method of tax accounting should be required to include original issue discount on any short-term treasury security held by Trust [VI] in gross income as such original issue discount accrues. Unless a U.S. Holder elects to accrue the original issue discount on a short-term treasury security according to a constant yield method based on daily compounding, such original issue discount should be accrued on a straight-line basis.

     Treatment of the Forward Contract. Each U.S. Holder should be treated as having entered into a pro rata portion of the forward contract and, at the maturity date or accelerated maturity date, as having received a pro rata portion of the maturity payment or accelerated maturity payment, as the case may be, received by Trust [VI]. A U.S. Holder should not recognize income, gain or loss upon entry into the forward contract and should not be required to include in gross income additional amounts over the term of the forward contract, except with respect to the yield enhancement payments, as described below. See, however, "-- Possible Alternative Characterizations" below.

     Treatment of the Yield Enhancement Payments. Consistent with the agreed characterization, any yield enhancement payments, including amounts payable with respect to any deferred yield enhancement payments, should be characterized as interest payable on the amount of the cash deposit and should generally be includible in the income of a U.S. holder on an accrual basis.

     Sale or Other Disposition of the TARGETS. Upon a sale or other disposition of all or some of a U.S. Holder's TARGETS, such holder should be treated as having sold its pro rata portions of the treasury securities and the forward contract underlying the TARGETS. The selling U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized from such sale or other disposition and the holder's aggregate tax bases in its pro rata portions of the treasury securities and the forward contract, except to the extent of any (1) accrued interest with respect to the holder's pro rata portion of the treasury securities includible in gross income as ordinary income and (2) possibly any accrued but unpaid yield enhancement payments, as described above. Any such gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the TARGETS is more than one year. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a holder's ability to offset capital losses against ordinary income. In addition, long-term capital gains recognized by an individual U.S. Holder generally are subject to a maximum rate of 20 percent.

     Distributions Of Cash at the Maturity Date or Accelerated Maturity
Date. On the receipt of cash by Trust [VI] with respect to the forward contract on the maturity date or accelerated maturity date, a U.S. Holder should realize capital gain or loss equal to the difference between the holder's pro rata portion of the amount of cash received by Trust [VI] and the holder's tax basis in its pro rata portion of the forward contract at that time, except to the extent such cash is attributable to yield enhancement payments, as described above. Under certain circumstances, on or following the accelerated maturity date, Trust [VI] may sell all or a portion of the treasury securities and distribute the treasury proceeds to holders. Upon such a sale by Trust [VI], a U.S. Holder should realize capital gain or loss equal to the difference between the amount of cash received by the holder, except to the extent of any accrued interest with respect to the holder's pro rata portion of the treasury securities and the holder's tax basis in its pro rata portion of the treasury securities sold by Trust [VI]. Any such capital gain or loss described in this paragraph will be long-term capital gain or loss if the U.S. Holder's holding period for the TARGETS is more than one year and will be subject to the same maximum U.S. federal income tax rates for individuals discussed above under "-- Sale or Other Disposition of the TARGETS".

     Possible Alternative Characterizations. The Internal Revenue Service may contend that TARGETS should be characterized for U.S. federal income tax purposes in a manner different than the approach described above. For example, the Internal Revenue Service might assert that the forward contract should be treated as a contingent debt obligation of Salomon Smith Barney Holdings that is subject to Treasury regulations governing contingent payment debt instruments. If the Internal Revenue Service were to prevail in making such an assertion, original issue discount would accrue with respect to the forward contract at a "comparable yield" for Salomon Smith Barney Holdings under the forward contract, determined at the time the forward contract is entered into. A U.S. Holder's pro rata portion of original issue discount with respect to the forward contract and the treasury securities might exceed the aggregate amount of the quarterly distributions received by the holder. In addition, under this treatment, a U.S. Holder would be required to treat any gain realized on the sale or other disposition of the TARGETS as ordinary income to the extent that such gain is allocable to the holder's pro rata portion of the forward contract. Any loss realized on such sale or other disposition that is allocable to the U.S. Holder's pro rata portion of the forward contract would be treated as an ordinary loss to the extent of the holder's original issue discount inclusions with respect to the forward contract and as capital loss to the extent of loss in excess of such inclusions. It is also possible that the Internal Revenue Service could take the view that a U.S. Holder should include in gross income the amount of cash actually received each year in respect of the TARGETS or that the TARGETS as a whole constitute a contingent payment debt instrument subject to the rules described above.

     Recently Enacted Legislation. New legislation enacted by Congress on December 17, 1999 recharacterizes some or all of the net long-term capital gain arising from certain "constructive ownership" transactions entered into after July 11, 1999 as ordinary income and would impose an interest charge on any such ordinary income. The legislation will have no immediate application to forward contracts in respect of the stock of a domestic operating company, including TARGETS. The legislation does, however, grant discretionary authority to the U.S. Treasury Department to promulgate regulations to expand the scope of "constructive ownership" transactions to include forward contracts in respect of the stock of all corporations. The legislation separately also directs the Treasury to promulgate regulations excluding from the scope of the legislation a forward contract that does not convey "substantially all" of the economic return on an underlying asset. This category may include TARGETS. It is not possible to predict whether such regulations will be promulgated by the Treasury, or the form or effective date that any regulations that may be promulgated might take.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     A "Non-U.S. Holder" is a holder of TARGETS that is a non-resident alien individual or foreign corporation. In the case of a Non-U.S. Holder:

     (1) quarterly distributions made with respect to the TARGETS should not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements, including in general the furnishing of an Internal Revenue Service Form W-8 or a substitute form; and

     (2) any capital gain realized upon the sale or other disposition of the TARGETS should not be subject to U.S. federal income tax unless (A) the gain is effectively connected with a U.S. trade or business of such holder or (B) in the case of an individual, the individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

     Recently issued Treasury regulations may change the certification procedures relating to withholding on certain amounts paid to Non-U.S. Holders after December 31, 2000. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the TARGETS.

     A Non-U.S. Holder that is subject to U.S. federal income taxation on a net income basis with respect to its investment in the TARGETS should see the discussion in "-- Tax Consequences to U.S. Holders".

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A holder of TARGETS, including a Non-U.S. Holder, may be subject to information reporting and to backup withholding tax at a rate of 31 percent of certain amounts paid to the holder unless such holder:

     (1) is a corporation or comes within certain other exempt categories and, when required, provides proof of such exemption, or

     (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding tax and otherwise complies with applicable requirements of the backup withholding rules.

     Backup withholding is not an additional tax and any amounts withheld may be credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on "employee benefit plans", as defined in Section 3(3) of ERISA, subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 prohibit certain transactions involving the assets of an ERISA Plan or a plan, such as a Keogh plan or an individual retirement account, that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code (together with ERISA Plans, "Plans") and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, having certain relationships to such Plans, unless a statutory or administrative exception or exemption is applicable to the transaction.

     The U.S. Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101, describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Under this regulation, if a Plan invests in a beneficial interest in a trust or a profits interest in a partnership, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless the interest is a "publicly-offered security" or certain other conditions are satisfied. It is anticipated that the TARGETS should constitute "publicly-offered securities" within the meaning of the regulation, and that, consequently, transactions engaged in by the Trust, including the forward contract, should not be subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase the TARGETS should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA or the Internal Revenue Code for which an exemption is not available. Governmental plans and certain church plans not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code but subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code should also consult with their counsel before purchasing any TARGETS.

     By its purchase of any TARGETS, each initial purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which the purchaser or transferee acquires the TARGETS through and including the date on which the purchaser or transferee disposes of its interest in the TARGETS, either that (A) it is not an ERISA Plan, or other Plan, or a governmental plan which is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (B) its purchase, holding and disposition of such TARGETS will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or any other violation of an applicable requirement of ERISA or the Internal Revenue Code (or in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available, all of the conditions of which have been satisfied.

                                  UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, Salomon Smith Barney Inc., as underwriter, has agreed to purchase from Trust [VI], and Trust [VI] has agreed to sell to Salomon Smith
Barney Inc.,           TARGETS.

     The underwriting agreement provides that the obligation of Salomon Smith Barney Inc. to purchase the TARGETS included in this offering is subject to approval of certain legal matters by counsel and to certain other conditions. Salomon Smith Barney Inc. is obligated to purchase all of the TARGETS, other than those covered by the over-allotment option described below, if it purchases any TARGETS.

     Salomon Smith Barney Inc. proposes to offer some of the TARGETS directly to the public at the public offering price set forth on the cover page of this prospectus and some of the TARGETS to certain dealers at the public offering
price less a concession not in excess of $       per TARGETS. Salomon Smith
Barney Inc. may allow, and such dealers may reallow, a concession not in excess
of $     per share on sales to certain other dealers. If all of the TARGETS are not sold at the initial offering price, Salomon Smith Barney Inc. may change the public offering price and the other selling terms.

     Trust [VI] has granted to Salomon Smith Barney Inc. an option, exercisable for 30 days from the date of this prospectus, to purchase up to additional TARGETS at the public offering price. Salomon Smith Barney Holdings will pay the underwriting discount in the amount per TARGETS set forth on the cover page hereof with respect to such additional TARGETS. Salomon Smith Barney Inc. may exercise such option solely for the purpose of covering over-allotments, if any, in connection with this offering.

     Trust [VI] and Salomon Smith Barney Holdings have agreed that, for the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the purchase of the TARGETS, they will not, without the prior written consent of Salomon Smith Barney Inc., dispose of or hedge any securities, including any backup undertakings of such securities, of Salomon Smith Barney Holdings or of Trust [VI], in each case that are substantially similar to the TARGETS, or any securities convertible into or exchangeable for the TARGETS or such substantially similar securities. Salomon Smith Barney Inc. may release any of the securities subject to this lock-up at any time without notice.

     The underwriting agreement provides that Trust [VI] and Salomon Smith Barney Holdings will indemnify Salomon Smith Barney Inc. against certain liabilities, including liabilities under the Securities Act of 1933, and will make certain contributions in respect thereof, or will contribute to payments that Salomon Smith Barney Inc. may be required to make in respect of any of those liabilities and will reimburse Salomon Smith Barney Inc. for certain legal and other expenses.

     Prior to this offering, there has been no public market for the TARGETS. Consequently, the initial public offering price for the TARGETS was determined by negotiations among Trust [VI] and Salomon Smith Barney Inc. There can be no assurance, however, that the prices at which the TARGETS will sell in the public market after this offering will not be lower than the price at which they are sold by Salomon Smith Barney Inc. or that an active trading market in the TARGETS will develop and continue after this offering.

     Salomon Smith Barney Holdings and Trust [VI] will apply to list the TARGETS
on the                under the symbol "       ".

     In view of the fact that the proceeds of the sale of the TARGETS will ultimately be used by Trust [VI] to purchase the forward contract, the underwriting agreement provides that Salomon Smith Barney Holdings will pay to
Salomon Smith Barney Inc. an underwriting discount of $       per TARGETS for
the account of Salomon Smith Barney Inc.

     In connection with the offering, Salomon Smith Barney Inc., as the underwriter, may purchase and sell TARGETS and common stock in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of TARGETS by Salomon Smith Barney Inc. in excess of the number of TARGETS issued in the offering, which creates a short position. Covering transactions involve purchases of TARGETS in the open market after the distribution has been completed to cover short positions. Stabilizing transactions consist of certain bids or purchases of TARGETS or common stock made for the purpose of preventing or retarding a decline in the market price of the TARGETS or common stock while the offering is in progress. These activities may cause the price of the TARGETS to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

     The offer and sale of the TARGETS will comply with the requirements of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding direct participation programs.

     This prospectus may be used by Salomon Smith Barney Holdings, Salomon Smith Barney Inc. or other affiliates of Salomon Smith Barney Holdings in connection with offers and sales of the TARGETS (subject to obtaining any necessary
approval of the                  Exchange for any such offers and sales) in
market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the TARGETS and any such entity may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the liquidity or existence of a secondary market for any TARGETS.

                                 LEGAL MATTERS

     The validity of the TARGETS, the forward contract, the guarantee and certain matters relating thereto will be passed upon for Salomon Smith Barney Holdings and Trust [VI] by Joan Guggenheimer, Esq. Ms. Guggenheimer, General Counsel of Salomon Smith Barney Holdings, beneficially owns or has rights to acquire under Citigroup employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Certain legal matters will be passed upon for the underwriters by Cleary, Gottlieb, Steen and Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton has also acted as special tax counsel to Salomon Smith Barney Holdings in connection with the TARGETS. Cleary, Gottlieb, Steen and Hamilton has from time to time acted as counsel for Salomon Smith Barney Holdings and certain of its affiliates and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Salomon Smith Barney Holdings and its subsidiaries for the fiscal years ended December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

_______________________________________________________________________________

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of this prospectus.
_______________________________________________________________________________




                               TABLE OF CONTENTS

                                                                          Page
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Summary                                                                     2
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Risk Factors                                                               10
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Available Information                                                      14
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Salomon Smith Barney Holdings                                              16
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Use of Proceeds and Hedging Activities                                     17
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Issuer of the Common Stock                                                 18
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Historical Data on the Common Stock                                        19
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TARGETS Trust [VI]                                                         20
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Description of the TARGETS                                                 21
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Description of the Forward Contract                                        36
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Description of the Guarantee                                               37
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Description of the Treasury Securities                                     39
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United States Federal Income Tax Considerations                            39
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ERISA Considerations                                                       42
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Underwriting                                                               44
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Legal Matters                                                              45
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Experts                                                                    45
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                                                             TARGETS TRUST [VI]


                                                                TARGETED GROWTH
                                                      ENHANCED TERMS SECURITIES
                                                                   (TARGETS(R))



                                                                With respect to
                                                            the common stock of

                                                                         Due on

                                                             $      per Targets

                                                                  Guaranteed by
                                                           Salomon Smith Barney
                                                                  Holdings Inc.




                                                                     PROSPECTUS
                                                                         , 2000




                                                           Salomon Smith Barney

_______________________________________________________________________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Commission Registration Fee.................................  $  132,000
Accounting Fees.............................................     100,000
Trustees' Fees and Expenses.................................      55,000
Blue Sky Fees and Expenses..................................       5,000
Printing and Engraving Fees.................................     200,000
NASD Fee....................................................      30,500
Legal Fees and Expenses.....................................     500,000
Miscellaneous...............................................       7,500
                                                              ----------
          Total.............................................  $1,030,000

---------------
* To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

SALOMON SMITH BARNEY HOLDINGS INC.

     Section 721 of the New York Business Corporation Law ("B.C.L.") provides that, in addition to the indemnification provided in Article 7 of the B.C.L., a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the B.C.L. provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the B.C.L. in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 of the B.C.L. specifies the manner in which payment of indemnification under Section 722 of the B.C.L. or indemnification permitted under Section 721 of the B.C.L. may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the B.C.L. provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723.
Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Article Seventh(e) of the Restated Certificate of Incorporation of Salomon Smith Barney Holdings Inc. (the "Company") provides in part as follows:

        The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Article Ninth of the Restated Certificate of Incorporation of the Company provides as follows:

        To the fullest extent permitted under section 402 of the B.C.L., no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit

        (a) the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated section 719 of the B.C.L. or

        (b) the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.

     Article Twelve of the By-laws of the Company provides as follows:

        The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     The Company has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the B.C.L. and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the B.C.L., as permitted by
Section 721 of the B.C.L.

THE TARGETS TRUSTS

     The form of amended and restated declaration of trust for each of TARGETS Trust VI, TARGETS Trust VII, TARGETS Trust VIII, TARGETS Trust IX, TARGETS Trust X, TARGETS Trust XI, TARGETS Trust XII, TARGETS Trust XIII, TARGETS Trust XIV, TARGETS Trust XV, TARGETS Trust XVI and TARGETS Trust XVII (each a "TARGETS Trust") provides that no Institutional Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, Delaware Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee (as defined in each amended and restated declaration of trust), affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such TARGETS Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such TARGETS Trust, any Affiliate (as defined in the amended and restated declaration of trust) of such TARGETS Trust or any holder of securities issued by such TARGETS Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such TARGETS Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such TARGETS Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such amended and restated declaration of trust or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The amended and restated declaration of trust of each TARGETS Trust also provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such TARGETS Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such TARGETS Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated declaration of trust of each TARGETS Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such TARGETS Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such TARGETS Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to such TARGETS Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The amended and restated declaration of trust of each TARGETS Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the amended and restated declaration of trust. The directors and officers of the Company and the individual trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the TARGETS Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as
Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the TARGETS Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the TARGETS Trusts by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the Form of proposed Underwriting Agreement filed or to be filed as
Exhibit 1, for certain indemnification provisions.

ITEM 16.  EXHIBITS.

EXHIBIT NO.
-----------
 1            --   Form of Underwriting Agreement for the offering of the
                   TARGETS being registered under this Registration Statement.
 3.01         --   Restated Certificate of Incorporation of Salomon Smith
                   Barney Holdings Inc. ("Salomon Smith Barney"), effective as of July 1, 1999, incorporated by reference to Exhibit 3.02 to Post-Effective Amendment No. 1 to Salomon Smith Barney's
                   Registration Statement on Form S-3 (No. 333-71667).
 3.02         --   By-Laws of Salomon Smith Barney, incorporated by reference to Exhibit 3.03 to Post-Effective Amendment No. 1 to Salomon
                   Smith Barney's Registration Statement on Form S-3 (No.
                   333-71667).
 4(a)         --   Certificate of Trust of TARGETS Trust VI, incorporated by
                   reference to Exhibit 4(e) to Salomon Smith Barney's
                   Registration Statement on Form S-3 (No. 333-71667).
 4(b)         --   Certificate of Trust of TARGETS Trust VII.
 4(c)         --   Certificate of Trust of TARGETS Trust VIII.
 4(d)         --   Certificate of Trust of TARGETS Trust IX.
 4(e)         --   Certificate of Trust of TARGETS Trust X.
 4(f)         --   Certificate of Trust of TARGETS Trust XI.
 4(g)         --   Certificate of Trust of TARGETS Trust XII.
 4(h)         --   Certificate of Trust of TARGETS Trust XIII.
 4(i)         --   Certificate of Trust of TARGETS Trust XIV.
 4(j)         --   Certificate of Trust of TARGETS Trust XV.
 4(k)         --   Certificate of Trust of TARGETS Trust XVI.
 4(l)         --   Certificate of Trust of TARGETS Trust XVII.
 4(m)         --   Form of Amended and Restated Declaration of Trust.
 4(n)         --   Form of TARGETS Guarantee Agreement.
 4(o)         --   Form of Indenture.
 4(p)         --   Form of TARGETS (included in Exhibit 4(m)).
 4(q)         --   Form of Common Securities (included in Exhibit 4(m)).
 4(r)         --   Form of Forward Contract (included in Exhibit 4(o)).
 5            --   Opinion of counsel as to certain corporate law matters.
 8            --   Opinion of counsel as to certain federal income tax matters.

EXHIBIT NO.
-----------
12            --   Computation of Ratio of Earnings to Fixed Charges of Salomon
                   Smith Barney (incorporated by reference to Exhibit 12.01 to
                   Salomon Smith Barney's Annual Report on Form 10-K for the
                   year ended December 31, 1999).
23(a)         --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
23(b)         --   Consent of counsel (contained in Exhibits No. 5 and 8).
25(a)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust VI, incorporated by reference to Exhibit 25(e) to
                   Salomon Smith Barney's Registration Statement on Form S-3
                   (No. 333-71667). .
25(b)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust VII.
25(c)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust VIII.
25(d)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust IX.
25(e)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust X.
25(f)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust XI.
25(g)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust XII.
25(h)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust XIII.
25(i)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust XIV.
25(j)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust XV.
25(k)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust XVI.
25(l)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the amended and restated declaration of trust of TARGETS
                   Trust XVII.

EXHIBIT NO.
-----------
25(m)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust VI, incorporated by reference to Exhibit 25(j) to
                   Salomon Smith Barney's Registration Statement on Form S-3
                   (No. 333-71667). .
25(n)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust VII.
25(o)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust VIII.
25(p)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust IX.
25(q)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust X.
25(r)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XI.
25(s)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XII.
25(t)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XIII.
25(u)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XIV.
25(v)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XV.
25(w)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XVI.
25(x)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XVII.
25(y)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to the Forward Contracts.

---------------
* A Form T-1 Statement of Eligibility and Qualification of Trustees other than those as to which Form T-1s are filed herewith may be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Salomon Smith Barney Holdings Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the provisions described in Item 15 or otherwise, the Registrants have been advised that in the opinion of the SEC, such Indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST VI

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST VII

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST VIII

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust IX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST IX

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust X certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST X

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust XI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST XI

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust XII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST XII

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust XIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST XIII

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust XIV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST XIV

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust XV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST XV

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust XVI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST XVI

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust XVII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          TARGETS TRUST XVII

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                          By:     /s/ MARK I. KLEINMAN
                                            ------------------------------------
                                            Name: Mark I. Kleinman
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Salomon Smith Barney Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement and Post-Effective Amendment, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March, 2000.

                                          SALOMON SMITH BARNEY HOLDINGS INC.

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Senior Executive Vice
                                                    President and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities with Salomon Smith Barney Holdings Inc. on the 15th day of March, 2000.

                 SIGNATURES                                        TITLE
                 ----------                                        -----

          /s/ MICHAEL A. CARPENTER              Chairman of the Board, Chief Executive
--------------------------------------------    Officer (Principal Executive Officer) and
           (Michael A. Carpenter)               Director

           /s/ DERYCK C. MAUGHAN                Director
--------------------------------------------
            (Deryck C. Maughan)

           /s/ CHARLES W. SCHARF                Senior Executive Vice President and Chief
--------------------------------------------    Financial Officer (Principal Financial
            (Charles W. Scharf)                 Officer)

             /s/ MICHAEL J. DAY                 Executive Vice President and Controller
--------------------------------------------    (Principal Accounting Officer)
              (Michael J. Day)